EXHIBIT 99.2

THE FIDELITY NATIONAL FINANCIAL GROUP
401(k) PROFIT SHARING PLAN

Amended and Restated Effective July 20, 2015

______________________________________________________________________________________________________

TABLE OF CONTENTS

ARTICLE I NAME AND PURPOSE                                        1
ARTICLE II DEFINITIONS                                        1
ARTICLE III ELIGIBILITY AND PARTICIPATION                                10
3.1.        Eligibility to Participate.                                    10
3.2.        Special Participation Rules.                                    10
3.3.        Duration of Participation                                    10
3.4.        Participation Beyond Normal Retirement Age                            11
ARTICLE IV TRUST FUND AND CONTRIBUTIONS                                11
4.1.        Trust Fund.                                        11
4.2.        Company Contributions.                                    11
4.3.        Matching Contributions                                    11
4.4.        Irrevocability.                                        11
4.5.        Investments in Employer Securities and Employer Real Property                    11
4.6.        Investment Direction by Participants and Section 404(c) Compliance.                12
4.7.        Divestment of Company Stock.                                12
ARTICLE V PARTICIPANT DEFERRALS                                    13
5.1.        Deferral Election.                                        13
5.2.        Eligible Automatic Contribution Arrangement.                        13
5.3.        Catch-Up Contributions.                                    14
5.4.        Average Deferral Percentage Test.                                14
5.5.        Prospective Reductions of Deferrals.                                14
5.6.        Limitations on Deferrals.                                    14
5.7.        Distributions of Excess Deferrals.                                14
5.8.        Distributions of Excess Contributions.                            15
5.9.        Special Rules Applicable to Matching Contributions.                        15
5.10.    Termination, Change or Resumption of Deferrals.                        16
5.11.        Payment of Deferrals.                                    16
5.12.    Earnings Adjustment.                                    16
5.13.    Special Rules.                                        16
5.14.    Other Benefits.                                        17
5.15.    Rollover Contributions.                                    17
5.16.    Related Companies.                                    17
ARTICLE VI ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS                        17
6.1.        Participants’ Company Contributions Account.                        17
6.2.        Allocation of Company Contributions.                            17
6.3.        Revaluation of Participants’ Accounts on Each Valuation Date.                    18
6.4.        Forfeitures.                                        18
6.5.        Miscellaneous Allocation Rules.                                18
ARTICLE VII VESTING                                            19
7.1.        General Rule.                                        19
7.2.        Special Vesting Rules.                                    19
7.3.        Participant’s Vested Interest in Other Accounts.                        19
ARTICLE VIII PAYMENT OF BENEFITS                                    19
8.1.         Commencement of Benefits.                                    19
8.2.        Form of Payment.                                        19
8.3.        Consent to Receive Early Distribution.                            19
8.4.        Mandatory Distributions.                                    20

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8.5.        Distributions Upon Death.                                    22
8.6.        Designation of Beneficiary.                                    23
8.7.        Distributions to Partially Vested Participants.                            23
8.8.        Distributions of Deferrals.                                    23
8.9.        Valuation of Accounts.                                    24
8.10.    Payees under Legal Disability.                                24
8.11.        Notice Regarding Tax Treatment of Distributions.                        24
8.12.    Hardship Distributions.                                    24
8.13.    Direct Rollovers.                                        25
8.14.    Distributions of Rollovers.                                    26
8.15.    Protected Benefits.                                    26
8.16.    In-Service Withdrawals.                                    26
8.17.    Missing Participants.                                    26
8.18.    Qualified Military Service.                                    27
8.19.    In‑Plan Roth Rollover.                                    27
8.20.    In-Plan Roth Conversion.                                    28
ARTICLE IX TOP-HEAVY PLAN RULES                                    29
9.1.        Applicability.                                        29
9.2.        Special Valuation Rules.                                    29
9.3.        Minimum Contributions.                                    29
9.4.        Non-Eligible Employees.                                    30
ARTICLE X OPERATION AND ADMINISTRATTION OF THE PLAN                        30
10.1.    Named Fiduciaries.                                    30
10.2.    Composition of Committee.                                    30
10.3.    Committee Powers                                    30
10.4.    Reporting and Disclosure.                                    31
10.5.    Multiple Fiduciary Capacities.                                31
10.6.    Funding Policy.                                        31        10.7.    Prohibition Against Certain Actions.                                31
10.8.    Committee Procedure.                                    31
10.9.    Indemnification.                                        31
10.10.    Compensation of Committee Members.                            32
10.11.    Plan Expenses.                                        32
10.12.    Bonding.                                            32
10.13.    Duty of Care.                                        32
ARTICLE XI MERGER OF COMPANY, MERGER OF PLAN                            32
11.1.        Effect of Reorganization or Transfer of Assets.                            32
11.2.        Plan Merger Restriction.                                    33
ARTICLE XII TERMINATION AND DISCONTINUANCE OF CONTRIBUTIONS                33
12.1.    Plan Termination.                                        33
12.2.    Discontinuance of Contributions.                                33
12.3.    Replacement Plan                                    .    33
12.4.    Partial Termination.                                    33
12.5.    Termination of Related Company or Affiliated Company Participation.                33
ARTICLE XIII APPLICATION FORBENEFITS                                34
13.1.    Application for Benefits.                                    34
13.2.    Appeals.                                            34
13.3.    Exhaustion of Remedies.                                    34
ARTICLE XIV LIMITATIONS ON CONTRIBUTIONS                            34
14.1.    General Rule.                                        34
14.2.    Other Defined Contribution Plan.                                35
14.3.    Adjustments for Excess Annual Additions.                            35

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14.4.    Termination.                                        35
ARTICLE XV RESTRICTION ON ALIENATION                                35
15.1.    General Restrictions Against Alienation.                            35
15.2.    QDRO Defined.                                        35
15.3.    Impermissible Terms.                                    35
15.4.    Special Rules.                                        35
15.5.    Procedures.                                        36
15.6.    Segregation of Funds.                                    36
15.7.    Authorized Participant Loans.                                36
ARTICLE XVI AMENDMENTS                                        37
16.1.    Amendments.                                        37
16.2.    Effect of Amendments.                                    37
ARTICLE XVII MISCELLANEOUS MATTERS                                38
17.1.    No Enlargement of Employee Rights.                                38
17.2.    Mailing of Payments.                                    38
17.3.    Notices and Communications.                                38
17.4.    Interpretation.                                        38
17.5.    Withholding For Taxes.                                    38
17.6.    Counterparts.                                        38
17.7.    Participation by Affiliated Companies and Related Companies.                    38
17.8.    Applicable Law.                                        38
17.9.    Successors and Assigns.                                    38
ARTICLE XVIII MERGER OF THE LENDER PROCESSING SERVICES, INC. 401(K) PROFIT SHARING PLAN    38
18.1.    Assumption of Liabilities.                                    38
18.2.    Account Balance.                                        38
18.3.    Anti-Cutback Provisions.                                    39

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ARTICLE I
NAME AND PURPOSE
The Fidelity National Financial Group 401(k) Profit Sharing Plan (the “Plan”) was originally established and adopted, effective January 1, 1990.
The Plan was amended and restated January 1, 2007, in connection with its Cycle B application to the Internal Revenue Service (“IRS”) for its determination letter as to its qualified status and to reflect additional changes that were made to comply with applicable law and to incorporate previously adopted amendments to the Plan.
The Plan was last amended and restated, effective January 1, 2012, for its second Cycle B application to the IRS for its determination letter as to its qualified status and to comply in good faith with applicable law and to incorporate previously adopted amendments to the Plan.
This amendment and restatement is effective July 20, 2015, and is being made to (1) remove the employee stock ownership plan (“ESOP”) portion of the Plan; (2) incorporate previously adopted amendments to the Plan; and (3) allow Black Knight Financial Services, Inc. Class A Common Stock as an investment option under the Plan.
The Plan and its related Trust are intended to qualify as a profit-sharing plan and trust under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), with a “cash or deferred arrangement” within the meaning of Code Section 401(k).
The purpose of the Plan is to provide retirement benefits to Participants and their Beneficiaries in a manner consistent and in compliance with the Code and the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company shall maintain and administer the Plan for the exclusive benefit of Participants and their Beneficiaries
ARTICLE II
DEFINITIONS
Whenever capitalized in the text, the following terms shall have the meaning set forth below.
2.1.    Account. “Account” or “Accounts” means any account or sub-account which may be created at the discretion of the Committee for each Participant pursuant to Section 6.1.
2.2.    Affiliated Company. “Affiliated Company” means:
(a)    Any corporation (other than the Company) which is a member of a “controlled group of corporations” (as that term is defined in Code Section 414(b)) of which group the Company is also a member;
(b)    Any trade or business that is under “common control” (as that term is defined in Code Section 414(c)) with the Company; or
(c)    Any service organization which is a member of the same “affiliated service group” (as that term is defined in Code Section 414(m)) with the Company.
For purposes of applying the limitations of Article XIV, whether or not an entity is an Affiliated Company shall be determined by applying the percentage modifications contained in Code Section 415(h).
2.3.    Aggregation Group.
(a)    “Aggregation Group” means:
(i)    Each plan of the Company or an Affiliated Company or each plan of a Related Company in which a Key Employee is or was a Participant during the Determination Period (regardless of whether the plan has been terminated); and
(ii)    Each other plan of the Company or an Affiliated Company or each plan of a Related Company which enables any plan described in subparagraph (i) to meet the requirements of Code Sections 401(a)(4) or 410.
(b)    Any plan not required to be included in an Aggregation Group under the rules of paragraph (a) may be treated as being part of the group if the group would continue to meet the requirements of Code Sections 401(a)(4) and 410 with such plan being taken into account.
(c)    Each plan maintained by the Company or an Affiliated Company or a Related Company required to be included in an Aggregation Group shall be treated as a Top-Heavy Plan if the Aggregation Group is a Top-Heavy Group.

2.4.    Annual Additions. “Annual Additions” means the sum of the following amounts credited to a Participant’s Account for any Limitation Year:
(a)    Company Contributions (including Deferrals and other allocations described in Treasury Regulation Section 1.415(c)-1(b)(4)); provided, however, that Annual Additions do not include restorations of accrued benefits, Catch-up Contributions, restorative payments or excess deferrals (as defined in Treasury Regulation Sections 1.415(c)-1(b)(2)(ii)(A)-(D), respectively).
(b)    Employee contributions (as defined in Treasury Regulations Section 1.415(c)-1(b)(3)); provided, however, that Annual Additions do not include (i) Rollover Contributions; (ii) repayments of loans made to a Participant from the Plan; (iii) repayments of amounts described in Code Sections 411(a)(7)(C) and 411(a)(3)(D) or repayment of contributions to a governmental plan pursuant to Section 415(k)(3); (iv) repayments that would have been described in (iii) of this Section 2.4(b) except that the Plan does not restrict the timing of payments to the maximum extent permitted by Code Section 411(a); or (v) Employee contributions to a qualified cost-of-living arrangement within the meaning of Code Section 415(k)(2)(B).
(c)    Forfeitures;
(d)    Amounts allocated to an individual medical account (as defined in Code Section 415(l)(2)) that is part of a pension or annuity plan maintained by the Company and amounts derived from contributions paid or accrued that are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee (as defined in Code Section 419A(d)(3)) under a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Company; provided, however, the percentage limitation set forth in Section 14.1 shall not apply to (i) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after severance from employment which is otherwise treated as an Annual Addition; or (ii) any amount otherwise treated as an Annual Addition under Code Section 415(l)(1); and
(e)    Allocations under a simplified employee pension (“SEP”).
Notwithstanding the foregoing, Annual Additions do not include (i) the direct transfer of a benefit or employee contributions from a qualified plan to a defined contribution plan; or (ii) reinvestments of dividends of employer securities under an employee stock ownership plan.
2.5.    Average Contribution Percentage. “Average Contribution Percentage” means the average (expressed as a percentage to the nearest one hundredth of one percent) of the Contribution Percentages of the Participants in a group.
2.6.    Average Deferral Percentage. “Average Deferral Percentage” means the average (expressed as a percentage to the nearest one hundredth of one percent) of the Deferral Percentages of the Participants in a group.
2.7.    Beneficiary. “Beneficiary” means the person designated in Article VIII to receive the Vested Interest of a deceased Participant.
2.8.    BKFS Class A Common Stock. “BKFS Class A Common Stock” means the common stock of Black Knight Financial Services, Inc.
2.9.    Board. “Board” means the Board of Directors of Fidelity National Financial, Inc. (f/k/a Fidelity National Title Group, Inc.) or any successor thereto.
2.10.    Break in Service. “Break in Service” means a Period of Severance of at least 12 consecutive months.
2.11.    Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time.
2.12.    Committee. “Committee” means the Committee described in Article X.
2.13.    Company. “Company” means Fidelity National Financial, Inc. (f/k/a Fidelity National Title Group, Inc.) or any successor thereto, and any Affiliated Companies (or similar entities) and Related Companies that are included within the coverage of the Plan.
2.14.    Company Contributions. “Company Contributions” means all amounts paid by the Company into the Trust Fund. Except where the context indicates to the contrary, Company Contributions shall not include Deferrals.
2.15.    Company Stock. “Company Stock” means shares of common stock of the Company, including FNF Group Common Stock, FNFV Group Common Stock and BKFS Class A Common Stock. Each share of Company Stock shall be employer securities as defined in Code Section 409(l) and shall be a qualifying employer security as defined in Section 407(d)(5) of ERISA.
2.16.    Company Stock Fiduciary. “Company Stock Fiduciary” means the HR Director, who shall perform the confidentiality functions provided in Section 4.6(c) with regard to Company Stock investments.

2.17.    Compensation.
(a)    “Compensation” means the amount of wages within the meaning of Code Section 3401(a) (for purposes of income tax withholding at the source), plus amounts that would be included in wages but for an election by the Employee under Code Sections 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k) or 457(b); provided, however, that any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)) are disregarded for this purpose.
(b)    Compensation shall not include any item set forth on Appendix A. Notwithstanding the foregoing, for purposes of nondiscrimination testing, the Company may use any definition of compensation that satisfies the requirements of Code Section 414(s).
(c)    Compensation shall be limited for all purposes under the Plan to $265,000, as adjusted for cost-of-living increases by the Secretary of the Treasury in accordance with Code Section 401(a)(17).
(d)    Compensation shall include only that Compensation which is actually paid or made available in gross income to the Employee during the applicable Plan Year and shall not include a Participant’s compensation earned prior to becoming a Participant in the Plan. If the period for determining Compensation used in calculating a Participant’s allocation for a determination period is shorter than twelve (12) months, the annual Compensation limit shall be an amount equal to the otherwise applicable limit multiplied by a fraction, the numerator of which is the number of months in the period, and the denominator of which is twelve (12).
(e)    Compensation shall include Compensation which would have been paid during a Participant’s period of qualified military service, to the extent required by USERRA.
(f)    Compensation shall not include differential wage payments (as defined in Code Section 3401(h)) received by a Participant from the Company with respect to any period during which the Participant is performing qualified military service (as defined in Code Section 414(u)) except for purposes of Code Section 415(c)(3) and Treasury Reg. §1.415(c)-2.
2.18.    Contribution Percentage. “Contribution Percentage” means the ratio (expressed as a percentage to the nearest one hundredth of one percent) of the Matching Contributions under the Plan made on behalf of the Participant for the Plan Year to the Participant’s Compensation (determined without regard to the limitation on amounts paid or payable by reason of services performed after the date an Employee ceases to be a Participant and prior to the date an Employee becomes a Participant) for the Plan Year.
2.19.    Covered Employees. “Covered Employees” means those Employees who have satisfied all of the requirements for eligibility to participate in the Plan for all or any portion of the Plan Year, including an Employee who becomes a Participant but elects not to make any Deferrals, an Employee who elects not to participate in the Plan and an Employee who cannot defer because of the limitations imposed under Code Section 415.
2.20.    Deferrals. “Deferrals” means the pre-tax contributions or Roth Elective Deferrals made by Participants pursuant to an election made under the provisions of Article V.
2.21.    Deferrals Account. “Deferrals Account” means the individual account maintained in the books and records of the Plan for the purpose of recording the Participant’s Deferrals and the earnings thereon.
2.22.    Deferral Percentage. “Deferral Percentage” means the ratio (expressed as a percentage to the nearest one hundredth of one percent) of Deferrals made on behalf of a Participant for the Plan Year to the Participant’s Compensation (determined without regard to the limitation on amounts paid or payable by reason of services performed after the date an Employee ceases to be a Participant and prior to the date an Employee becomes a Participant) for the Plan Year. The Deferral Percentage of a Participant who makes no Deferrals shall be zero.
2.23.    Determination Date. “Determination Date” means, with respect to any Plan Year, the last day of the preceding Plan Year.
2.24.    Determination Period. “Determination Period” means the Plan Year containing the Determination Date.
2.25.    Disability. “Disability” means a Participant’s medically determinable physical or mental impairment which (i) entitles, or which would entitle if eligible, such Participant to the receipt of benefits under the long-term disability plan maintained by the Company, or (ii) qualifies such Participant for Social Security disability benefits.
2.26.    Effective Date. “Effective Date” means July 20, 2015. The original effective date of the Plan is January 1, 1990. With respect to each Related Company, “Effective Date” means the date upon which the Related Company became a contributing employer to the Plan.

2.27.    Employee. “Employee” means each person currently employed by the Company, any portion of whose income is subject to withholding of income tax or for whom social security retirement contributions are made by the Company and any other person qualifying as a common law employee of the Company. “Employee” also means Leased Employees, as defined in Section 2.43.
2.28.    Employment Commencement Date. “Employment Commencement Date” means the date on which an Employee first performs an Hour of Service for the Company.
2.29.    Entry Date. “Entry Date” means as soon as is administratively practical following the date on which an Employee satisfies the participation requirements of Section 3.1.
2.30.    ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
2.31.    FNF. “FNF” means Fidelity National Financial, Inc. or any successor thereto.
2.32.    FNF Group Common Stock. “FNF Group Common Stock” is intended to track and reflect the separate economic performance of FNF’s FNF Group, which has attributed to the businesses, assets and liabilities not attributed to the FNFV Group.
2.33.    FNFV Group Common Stock. “FNFV Group Common Stock” is intended to track and reflect the separate economic performance of the businesses, assets and liabilities attributed to FNF’s FNFV Group.
2.34.    415 Compensation.
(a)    “415 Compensation” includes the following:
(i)    Wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) by the Participant for personal services actually rendered in the course of employment with the Company to the extent that the amounts are includible in gross income (or to the extent amounts would have been includible in gross income but for an election under Code Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b)). These amounts include, but are not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under anon-accountable plan as described in Section 1.62-2(c) of the Treasury Regulations.
(ii)    In the case of an Employee who is an Employee within the meaning of Code Section 401(c)(1), the Employee’s earned income (as described in Code Section 401(c)(2)), plus amounts deferred at the election of the Employee that would be includible in gross income but for the rules of Code Section 402(e)(3), 402(h)(1)(B), 402(k) or 457(b).
(iii)    Amounts described in Code Sections 104(a)(3), 105(a) and 105(h) (relating to medical care), but only to the extent that these amounts are includible in the gross income of the Employees.
(iv)    Amounts paid or reimbursed by the Company for moving expenses incurred by an Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the Employee under Code Section 217.
(v)    The value of a non-statutory option (which is an option other than a statutory option as defined in Treasury Regulation Section 1.421-1(b)) granted to an Employee by the Company, but only to the extent that the value of the option is includible in the gross income of the Employee for the taxable year in which granted.
(vi)    The amount includible in the gross income of an Employee upon making the election described in Code Section 83(b).
(vii)    Amounts that are includible in the gross income of an Employee under the rules of Code Section 409A or 457(f)(1)(A) or because the amounts are constructively received by the Employee.
(viii)    Payments that, absent a severance from employment, would have been paid to the Employee while the Employee continued in employment with the Company and that are regular compensation for services during the Employee’s regular working hours, compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses or other similar compensation and payments for accrued bona fide sick, vacation, or other leave, but only if the Employee would have been able to use the leave if his employment had continued and only if such amounts are paid by the later of (A) 2½ months following the severance from employment; or (B) the end of the Limitation Year that includes the date of the severance from employment.

(ix)    Differential wage payments (as defined in Code Section 3401(h)) received by a Participant from the Company with respect to any period during which the Participant is performing qualified military service (as defined in Code Section 414(u)).
(b)    415 Compensation does not include the following:
(i)    Contributions (other than elective contributions described in Code Section 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) made by the Company to a plan of deferred compensation (including a simplified employee pension described in Code Section 408(k) or a simple retirement account described in Code Section 408(p), and whether or not qualified) to the extent that the contributions are not includible in the gross income of the Employee for the taxable year in which they were contributed. In addition, any distribution from a plan of deferred compensation (whether or not qualified) are not considered as 415 Compensation regardless of whether such amounts are includible in the gross income of the Employee when distributed.
(ii)    Amounts realized from the exercise of a non-statutory option (which is an option other than a statutory option as defined in Treasury Regulation Section 1.421-1(b)).
(iii)    Amounts realized from the sale, exchange, or other disposition of stock acquired under a statutory stock option (as defined in Treasury Regulation Section 1.421-(b)).
(iv)    Other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee and are not salary reduction amounts that are described in Code Section 125).
(v)    Other items of remuneration that are similar to any of the items listed in paragraphs (b)(i) through (b)(iv) of this section.
For any self-employed individual covered under the Plan, 415 Compensation will mean earned income.
(c)    415 Compensation shall be limited for all purposes under the Plan to $265,000, as adjusted for cost-of-living increases by the Secretary of the Treasury in accordance with Code Section 401(a)(17).
2.35.    Forfeiture. “Forfeiture” means the nonvested portion of a Participant’s Matching Contributions Account or Company Contributions Account that is forfeited under Section 6.4.
2.36.    Highly Compensated Employee.
(a)    The term “Highly Compensated Employee” includes highly compensated active employees and highly compensated former employees. A highly compensated active employee means: (i) An employee who was a five percent (5%) owner of the Company at any time during the current or the preceding year, or (ii) an employee who for the year had 415 Compensation from the Company and all Affiliated Companies or a Related Company in excess of $120,000 (as adjusted by the Secretary of the Treasury pursuant to Code Section 415(d).
(b)    A former employee shall be treated as a Highly Compensated Employee if such employee was a Highly Compensated Employee upon Severance, or such employee was a Highly Compensated Employee at any time after attaining age 55.
(c)    The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of employees in the top-paid group if the Employer makes such an election, will be made in accordance with Code Section 414(q).
(d)    The determination year is the current Plan Year for which the determination who is highly compensated is being made. The look-back year is the 12-month period immediately preceding the determination year, or, if the Company elects, the calendar year ending with or within the determination year.
2.37.    Hour of Service.
(a)    “Hour of Service” means each hour for which an Employee is paid or is entitled to payment by the Company, an Affiliated Company or a Related Company:
(i)    For the performance of services as an Employee;
(ii)    Which is attributable to a period of time during which he performs no duties (irrespective of whether or not his employment has been terminated) due to a vacation, holiday, illness, incapacity (including pregnancy or Disability), layoff, jury duty, military duty or a Leave of Absence. However, no such hours shall be credited to an Employee if the Employee is directly or indirectly paid or entitled to payment for the hours and the payment or entitlement is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, unemployment compensation, disability insurance laws or is a payment which solely reimburses the Employee for his medical or medically-related expenses or for which he is entitled to back pay, irrespective of mitigation of damages, whether awarded or agreed to by the Company, an Affiliated Company, or a Related Company, provided that he has not previously been credited with an Hour of Service with respect to that hour under subparagraph (i) above.
Notwithstanding the foregoing, no Employee shall be entitled to credit for more than 501 Hours of Service for any single continuous period during which he performs no duties, whether or not the period occurs in a single Computation Period.

(b)    All Hours of Service determined under the rules of paragraph (a) shall be credited to the Computation Period in which the payment is actually made, determined in accordance with rules prescribed in the Plan. The provisions of this paragraph (b) shall be applied in a manner consistent with the provisions of Department of Labor Regulation Section 2530.200b-2.
(c)    Notwithstanding the above rules, the Committee may specify the use of one or more equivalencies specified below. However, in the event that different equivalencies are used for different classifications of Employees, the manner in which they are applied must not discriminate in favor of Highly Compensated Employees, and the equivalencies must be applied on a uniform basis to the Employees in each class. The permitted equivalencies are as follows:
(i)    Ten (10) Hours of Service for each day during which the Employee completes at least one (1) Hour of Service;
(ii)    Forty-five (45) Hours of Service for each week during which the Employee completes at least one (1) Hour of Service;
(iii)    Ninety-five (95) Hours of Service for each semi-monthly payroll period during which the Employee completes at least one (1) Hour of Service; and
(iv)    190 Hours of Service for each month during which the Employee completes at least one (1) Hour of Service.
2.38.    In-Plan Roth Rollover Contribution. “In-Plan Roth Rollover Contribution” means a rollover contribution to the Plan that consists of a distribution from a Participant’s Account, other than a designated Roth Account, that the Participant rolls over to the Participant’s designated In-Plan Roth Rollover Contribution Account, in accordance with Code Section 402(c)(4). An In-Plan Roth Rollover Contribution may occur only by a direct rollover.
2.39.    In-Plan Roth Rollover Contribution Account. “In-Plan Roth Rollover Contribution Account” means an account established pursuant to Section 6.1 for the purpose of separately accounting for a Participant’s rollover contributions attributable to the Participant’s In-Plan Roth Rollover Contributions. The Committee will administer In-Plan Roth Rollover Contribution Accounts as provided by IRS guidance and the Plan.
2.40.    In-Plan Roth Conversion Account. “In-Plan Roth Conversion Account” means the account established pursuant to Section 6.1 for the purpose of separately accounting for a Participant’s transfers attributable to In-Plan Roth Conversions. The Plan Administrator will administer the In-Plan Roth Conversion Account as provided by IRS guidance and the Plan.
2.41.    In-Plan Roth Conversion. “In-Plan Roth Conversion” means conversions made within the Plan by a Participant that consist of amounts from such Participant’s Account, other than from a designated Roth account, that the Participant transfers to his or her designated In-Plan Roth Conversion Account, in accordance with Code Section 402(c)(4)(E).
2.42.    Key Employee. “Key Employee” means, as determined pursuant to Code Section 416(i), any Employee or former Employee (including any deceased Employee) who at any time during the Determination Period was:
(a)    an officer of the Company, an Affiliated Company or Related Company having 415 Compensation greater than $170,000 (as adjusted under Code Section 416(i)(1));
(b)    a five percent (5%) owner of the Company, an Affiliated Company or a Related Company; or
(c)    a one percent (1%) owner of the Company, an Affiliated Company or Related Company who has 415 Compensation of more than $150,000.
For purposes of determining 5% and 1% owners, neither the aggregation rules nor the rules of subsection (b), (c) and (n) of Code Section 415 apply. Beneficiaries of an Employee acquire the character of the Employee who performed service for the Company. Also, inherited benefits will retain the character of the benefits of the Employees who perform services for the Company.
2.43.    Leased Employee. “Leased Employee” means any person who is not a common law employee of the Company, an Affiliated Company or Related Company and provides services to the Company, Affiliated Company, or Related Company if:
(a)    such services are provided pursuant to an agreement between the Company, Affiliated Company, or Related Company and any other person (the “leasing organization”);
(b)    such person has performed such services for the Company, Affiliated Company or Related Company on a substantially full-time basis for a period of at least one (1) year; and
(c)    such services are performed under the primary direction or control of the Company, Affiliated Company or Related Company.
Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Company, Affiliated Company or Related Company shall be treated as provided by the Company, Affiliated Company or Related Company.
2.44.    Leave of Absence. “Leave of Absence” means any unpaid leave from active employment duly authorized by the Company under the Company’s standard personnel practices. All persons under similar circumstances shall be treated in a uniform and nondiscriminatory manner in the granting of Leaves of Absence.
An Employee shall not be deemed to have incurred a Break in Service while on a Leave of Absence, provided he returns to employment on or before the date on which the leave expires. In the event an Employee does not return to employment on or before the end of the leave, he shall be deemed to have incurred a Severance as of the first day of the leave, unless the failure was due to his death or Disability or the provisions of Section 2.10 apply.
2.45.    Limitation Year. For purposes of the limitations on contributions set forth in Article XIV, “Limitation Year” means the calendar year.
2.46.    Matching Contributions. “Matching Contributions” means the contributions made to the Plan by the Company pursuant to Section 4.3
2.47.    Matching Contributions Account. “Matching Contributions Account” means the individual account maintained in the books and records of the Plan for the purpose of recording the Participant’ s allocated share of Matching Contributions and Forfeitures, and the earnings thereon.
2.48.    Non-Key Employee. “Non-Key Employee” means any Employee who is not a Key Employee. The term “Non-Key Employee” shall include an Employee’s Beneficiaries.
2.49.    Normal Retirement Age. “Normal Retirement Age” means the Participant’s 65th birthday. Notwithstanding the above:
(a)    With respect to Participants who were participants in the Chicago Title & Trust Plan on April 18, 2001, the Chicago Home Warranty Plan on March 9, 2001 and the Executive Title Agency Corporation Plan on January 31, 2001, “Normal Retirement Age” means the Participant’s 55th birthday.
(b)    With respect to Participants who were participants in the Chicago Title of Colorado, Inc. Plan that was merged into the Plan on April 2, 2001, “Normal Retirement Age” means the later of the Participant’s 62nd birthday and the 5th anniversary of the Participant’s Employment Commencement Date.
(c)    With respect to Participants who were participants in the Security Title Agency Plan that was merged into the Plan on January 4, 2001, “Normal Retirement Age” means the Participant’s 50th birthday.
(d)    With respect to Participants who were participants in the Fidelity National Information Solutions, Inc. 401(k) Plan that was merged into the Plan on January 1, 2002, “Normal Retirement Age” means the Participant’s 55th birthday.
(e)    With respect to Participants who were participants in the Hansen Quality LLC Retirement Plan that was merged into the Plan on January 31, 2004, “Normal Retirement Age” means the Participant’s 55th birthday with ten (10) Years of Service.
2.50.    Participant. “Participant” means any Employee who has satisfied the participation eligibility requirements and has been enrolled in this Plan in accordance with the provisions of Article III. “Participant” does not include an Employee who has incurred a Severance and either does not have a Vested Interest or has been paid the full amount of his Vested Interest.

2.51.    Period of Severance. “Period of Severance” is any continuous period of time during which the Employee is not employed by the Company. A Period of Severance begins on the date of the Employee retires, terminates employment, or if earlier, the 12-month anniversary of the date on which the Employee is first absent from service for a reason other than retirement or termination of service.
In the case of an Employee who is absent from work for maternity or paternity reasons, the 12-month consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Period of Severance. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (iv) for purposes of caring for a child of the Employee for a period beginning immediately following the birth or placement of such child.
2.52.    Plan. “Plan” means the Fidelity National Financial Group 401(k) Profit Sharing Plan, as amended from time to time.
2.53.    Plan Administrator. “Plan Administrator” means the administrator of the Plan within the meaning of Section 3(16)(A) of ERISA, which shall be the Committee.
2.54.    Plan Year. “Plan Year” means the twelve (12) month period ending on December 31.
2.55.    Reemployment Commencement Date. In the case of an Employee who incurs a Severance and who is subsequently reemployed by the Company, an Affiliated Company, or Related Company, the term “Reemployment Commencement Date” means the first day following the Severance on which the Employee performs an Hour of Service.
2.56.    Related Company. “Related Company” means any legal entity that is not an Affiliated Company that shall be included within the coverage of the Plan upon approval by the Committee.
2.57.    Rollover Account. “Rollover Account” means the individual Account maintained in the books and records of the Plan for the purpose of recording the Participant’s Rollover Contributions, if any, under Section 5.15, and the earnings thereon.
2.58.    Rollover Contribution. “Rollover Contribution” means a contribution made by a Participant that satisfies the requirements for rollover contributions as set forth in Section 5.15 of this Plan.
2.59.    Roth Elective Deferral. “Roth Elective Deferral” means a Participant’s Deferrals that are includible in the Participant’s gross income at the time deferred and have been irrevocably designated as a Roth Elective Deferral by the Participant in his or her deferral election. A Participant’s Roth Elective Deferrals will be separately accounted for, as will gains and losses attributable to those Roth Elective Deferrals. However, forfeitures may not be allocated to such account.
2.60.    Severance. “Severance” means the termination of an Employee’s employment with the Company, by reason of his retirement, death, resignation, dismissal or otherwise.
2.61.    Spouse. “Spouse” means the person to whom a Participant is legally married as of the relevant date, as determined under federal law.
2.62.    Top-Heavy Group. “Top-Heavy Group” means any Aggregation Group if the sum (as of the Determination Date) of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in the group and the aggregate of the account balances of Key Employees under all defined contribution plans included in the group exceeds sixty percent (60%) of a similar sum determined for all Employees.
2.63.    Top-Heavy Plan. “Top-Heavy Plan” means, with respect to any Plan Year:
(a)    Any defined benefit plan if, as of the Determination Date, the present value of the cumulative accrued benefits under the plan for Key Employees exceeds sixty percent (60%) of the present value of the cumulative accrued benefits under the plan for all Employees.
(i)    For purposes of this paragraph, the present value of an Employee’s accrued benefit under a defined benefit plan shall be determined by using the interest rate and the mortality assumptions specified in that plan. The same actuarial assumptions shall be used in measuring accrued benefits under all defined benefit plans.
(ii)    The accrued benefit of any Employee (other than a Key Employee) shall be determined under the method that is used for accrual purposes for all plans of the Company or if there is no such method, as if the benefit accrued no more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C).

(iii)    The date on which the accrued benefit of each Employee in a defined benefit plan is measured (with respect to each Determination Date) shall be the date used for computing costs under the minimum funding standards of Code Section 412, determined as if he had terminated service as of that date.
(b)    Any defined contribution plan if, as of the Determination Date, the aggregate amount of the account balances of Key Employees under the plan exceeds sixty percent (60%) of the present value of the aggregate of the account balances of all Employees under the plan. The date on which the account balance of each Employee in a defined contribution plan is measured (with respect to each Determination Date) shall be the last day of the relevant plan year.
(c)    For purposes of this Section, the accrued benefit and account balances of a Participant shall include amounts attributable to Participant contributions (whether or not the contributions are includable in income). Furthermore, the same date shall be used for valuing benefits under all plans.
2.64.    Trust and Trust Fund. “Trust” or “Trust Fund” means the Trust established in conjunction with the Plan, together with any and all amendments thereto.
2.65.    Trustee. “Trustee” means the person(s) or entity acting as Trustee of the Trust created under this Plan.
2.66.    Union Members. “Union Members” means members of a collective bargaining unit who are covered by a collective bargaining agreement that does not specifically provide for coverage of the Employees under this Plan, provided the matter of retirement benefits was the subject of good faith bargaining between the Company and the collective bargaining unit.
2.67.    USERRA. The Uniformed Services Employment and Reemployment Rights Act of 1994, as amended. References to USERRA shall be deemed to refer to Code Section 414(u), to the extent applicable, and other applicable Internal Revenue Service guidance.
2.68.    Valuation Date. “Valuation Date” means each business day on which the New York Stock Exchange is open.
2.69.    Vested Interest. “Vested Interest” means that portion of the Participant’s Account in the Trust Fund that has become vested pursuant to the provisions of Article VII.
2.70.    Year of Service. “Year of Service” is the aggregate of all periods of service with the Company commencing with the date the Employee first performed an Hour of Service and ending on the date the Employee begins a Period of Severance which lasts at least 12 consecutive months. In calculating an employee’s aggregate periods of service, an Employee will receive credit for any Period of Severance of less than 12 consecutive months. Fractional periods of a year will be expressed in terms of days.
For purposes of determining whether an Employee has earned a Year of Service, an Employee is credited with a Year of Service for each 12-month period of service the Employee completes under the above paragraph, whether or not such period of service is consecutive.
Unless specifically excluded by an act of the Board, Years of Service shall include Years of Service completed with a Related Company or Affiliated Company in any periods of employment with any predecessor organization to the Related Company or Affiliated Company which ended on the date the predecessor organization is merged or consolidated with the Company or is acquired by the Company. In addition, Years of Service shall include (i) an Employee’s Years of Service completed with the former Fidelity National Financial, Inc. or any affiliate thereof prior to its merger with and into Fidelity National Information Services, Inc. (“FIS”); (ii) an Employee’s Years of Service completed with FIS or any affiliate thereof immediately prior to commencing employment with the Company if such Employee was previously employed by Fidelity National Financial, Inc. and thereafter recommences employment with the Company immediately after termination of employment with FIS; and (iii) an Employee’s Years of Service completed with National Link immediately prior to commencing employment with the Company. In addition, if the Company enters into a corporate transaction, an Employee’s employment with such organization immediately prior to the corporate transaction shall be credited as Years of Service under the Plan if such Employee is employed by the Company as the result of such corporate transaction and if (1) it is specifically provided for in the transaction documents entered into by the Company; or (2) the Committee so decides. Prior to May 2, 2013, an Employee’s Years of Service included such Employee’s Years of Service completed with Lender Processing Services, Inc. or any affiliate thereof immediately prior to such Employee’s commencement of employment with the Company.

ARTICLE III
ELIGIBILITY AND PARTICIPATION
3.1.    Eligibility to Participate.
(a)    Each Employee of the Company who has attained age eighteen (18) and has completed ninety (90) days of employment with the Company shall be eligible to participate in the Plan as of the first Entry Date occurring coincident with, or immediately following, completion of the eligibility requirements, but in no event later than six (6) months following the Employment Commencement Date. Notwithstanding the above, no Employee shall become a Participant prior to the date the Employee’s employer becomes a Related Company or an Affiliated Company.
(b)    Notwithstanding the above, the following classes of Employees shall not be eligible to participate in the Plan:
(i)    Union Members;
(ii)    Employees who are non-resident aliens and who receive no earned income (as defined in Code Section 911(d)(2)) from the Company which constitutes income from sources within the United States;
(iii)    Employees who are classified as temporary, part-time, seasonal, or piece worker and who are not scheduled to work at least 1,000 Hours of Service in a Plan Year; provided, however, that in the event that such an Employee, who has attained age eighteen, completes at least 1,000 Hours of Service in a Plan Year, the Employee shall be eligible to become a Participant in the Plan as of the first Entry Date occurring coincident with or immediately following the completion of 1,000 Hours of Service;
(iv)    Leased Employees; and
(v)    Employees who are residents of Puerto Rico or any other territory or commonwealth of the United States.
3.2.    Special Participation Rules.
(a)    Notwithstanding Section 3.1 above, (1) each Employee who was employed by Fidelity National Financial, Inc. and thereafter became an employee of Fidelity National Information Services, Inc. shall be eligible to participate in the Plan immediately upon recommencing employment with the Company; provided, however, that such Employee becomes employed by the Company immediately after his or her termination of employment with Fidelity National Information Services, Inc.; (2) each Employee who was employed by an organization, which was subject to a corporate transaction, immediately prior to commencing employment with the Company shall be eligible to participate in the Plan upon commencing employment with the Company; and (3) each Employee of the Company who was employed by National Link immediately prior to commencing employment with the Company shall be eligible to participate in the Plan upon commencing employment with the Company.
(b)    In the case of an Employee who incurs a Severance before his Entry Date and is thereafter reemployed by the Company, such Employee shall be eligible to become a Participant in the Plan in accordance with Section 3.1 above.
(c)    In the case of a Participant who incurs a Severance of ninety (90) days or less and is thereafter reemployed by the Company, such Participant shall be entitled to recommence participation in the Plan as of his Reemployment Commencement Date following the Severance.
(d)    In the case of a Participant who incurs a Severance of more than ninety (90) days and is thereafter reemployed by the Company, that Participant shall be eligible to become a Participant in the Plan in accordance with Section 3.1 above.
(e)    If an Employee was a Participant in the Plan on or before the Effective Date of this restatement of the Plan, the Employee shall continue to participate in the Plan as of the Effective Date, provided the individual was an Employee on such date.
(f)    In the event that an individual is determined by the Company to be part of a class of individuals excluded from eligibility to participate in the Plan under Section 3.1 above, and that exclusion is later determined by a court of competent jurisdiction to be erroneous, such individual or individuals shall be treated as eligible to participate in the Plan from the date of such determination only. In no event shall such individual be eligible to participate in the Plan retroactively.
(g)    The Committee may establish reasonable enrollment procedures in order to admit an Employee who has satisfied the eligibility requirements of this Article III as a Participant in the Plan. An Employee shall not be admitted as a Participant in the Plan until any such enrollment procedures are satisfied.
3.3.    Duration of Participation. Each Employee who has commenced participation in the Plan in accordance with the provisions of this Article III shall continue to be a Participant until he has incurred a Severance. In the event a Participant transfers employment between or among a Related Company, the Company or an Affiliated Company, he shall continue participation uninterrupted; provided, however, that he may be required to complete a new salary deferral agreement in order to be able to make Deferrals.
3.4.    Participation Beyond Normal Retirement Age. Participants who have attained Normal Retirement Age will continue to participate in the Plan to the same extent as those Participants who have not yet attained their Normal Retirement Age.
ARTICLE IV
TRUST FUND AND CONTRIBUTIONS
4.1.    Trust Fund. Pursuant to the terms of the Plan, the Company established a trust, with the Trustee as the trustee thereunder. The Trustee has agreed to hold and administer in trust all amounts accumulated under the Plan under the terms of this Plan.
4.2.    Company Contributions.
(a)    The Company shall contribute to the Trust Fund an amount equal to the Participant Deferrals under Article V, the Matching Contributions under Section 4.3, and a discretionary Company Contribution, if any, determined by the Board, in its sole and absolute discretion.
(b)    In no event shall the amount of Company Contributions under this Plan (including Deferrals) exceed the maximum allowable deduction available to the Company for its fiscal year under Code Sections 404 and 413(c)(6).
(c)    No Company Contributions shall be made at any time when their allocation would be precluded by the limitations of Article XIV.
(d)    All Company Contributions for a Plan Year shall be made within the time prescribed by law for filing the Company’s federal income tax return (including extensions) for the Company’s fiscal year corresponding to the Plan Year.
4.3.    Matching Contributions. The Company may, in its sole and absolute discretion, contribute a Matching Contribution to the Plan for the benefit of each Participant who elected to make Deferrals into the Plan. The amount of Matching Contribution shall be a uniform percentage, as determined by the Board. In addition to the above, each Plan Year, the Company, in its sole and absolute discretion, may contribute “True-Up” Matching Contributions or discretionary Matching Contributions to the Plan.
4.4.    Irrevocability.
(a)    In no event shall any of the assets of the Plan revert to the Company except as provided in this Section.
(b)    In the case of a Company Contribution that is made by reason of a mistake of fact, at the Company’s election, the contribution shall be returned to the Company within one year after it is made.
(c)    All Company Contributions to the Plan are hereby conditioned on the initial qualification of the Plan under Code Section 401(a). If the Plan receives an adverse determination with respect to its initial qualification, at the Company’s election, the Plan may be revoked and all such contributions (and assets derived therefrom) shall be returned to the Company within one year after the date of denial of the qualification of the Plan by the Internal Revenue Service. An application for a determination letter regarding the tax-qualified status of the Plan shall be filed with the Internal Revenue Service within the time prescribed by law for filing the Company’s federal income tax return for the taxable year in which the Plan was adopted, or such later date as the Internal Revenue Service may prescribe.
(d)    All Company Contributions to the Plan are hereby conditioned on their deductibility under Code Sections 404 and 413(c)(6), determined without regard to Section 404(a)(5). To the extent a deduction is disallowed, at the Company’s election, any such contribution shall be returned to the Company within one year after the disallowance. For this purpose, a contribution shall have been deemed to have been disallowed if it was made by the Company with the intention that it be deductible, but the Company does not claim the deduction on its federal income tax return because it determines that the contribution is not legally deductible. In such a case, the date of the disallowance shall be deemed to be the earlier of the date of the filing of the federal income tax return or the date on which the Company verifies to the Trustee that the contribution was not deductible.
(e)    In the case of a Participant’s Excess Deferrals to the Plan, notwithstanding any other provision of this Plan, the amount of the Excess Deferrals may be returned to the Participant in accordance with the rules of Article V.
4.5.    Investments in Employer Securities and Employer Real Property. The Plan is authorized to invest in employer securities and employer real property (as those terms are defined in Section 407 of ERISA), to the extent permitted by

ERISA. The assets of the Plan may be invested, primarily or exclusively, in employer securities (as defined in Section 407 of ERISA).
4.6.    Investment Direction by Participants and Section 404(c) Compliance.
(a)    Participant’s Accounts shall be invested by the Trustee as the Participant directs from among such investment options as the Company may make available from time to time. The Company may change the investment options offered under the Plan at any time, including with respect to already invested amounts. The Committee shall prescribe the manner in which such directions may be made or changed, the dates as of which they shall be effective and the allocation of Accounts with respect to which no directions are submitted. Any other assets of the Trust not specified above in this Section 4.6 shall be invested by the Trustee in accordance with the Committee’s instructions; provided that, if an Investment Manager or other Named Fiduciary has been appointed with respect to all or a portion of such assets, the Trustee shall invest such portion as the Investment Manager or other Named Fiduciary directs. Investment of contributions, reallocations and reinvestment of earnings in the investment funds shall be made as soon as administratively practicable.
(b)    The Plan is intended to be an “ERISA section 404(c) plan” as described in Section 404(c) of ERISA, and shall be administered and interpreted in a manner consistent with that intent. The investment direction requirements of Department of Labor Regulations Section 2550.404c-1(b)(2)(i)(B)(iv) and (b)(2)(i)(A) and the requirements relating to the investment alternatives under the Plan are intended to be satisfied by paragraph (a) above, in each case taking into account related communications to Participants and Beneficiaries under the summary plan description of the Plan and other communications. The Committee may decline to implement Participant and Beneficiary investment instructions which would result in a prohibited transaction described in ERISA Section 406 or Code Section 4975 or which would generate income that would be taxable to the Plan.
(c)    Information relating to the purchase, holding or sale of Company Stock in Accounts by Participants, as well as the voting in/or tender of Company Stock held in Accounts, shall be maintained on a confidential basis by the Company Stock Fiduciary at all times. The Company Stock Fiduciary shall be the fiduciary responsible for maintaining all Participant information with respect to investments in, and the voting and tender of, Company Stock. The Company Stock Fiduciary shall maintain confidential information with respect to the Participants’ investments in Company Stock in a manner that will prevent officers, directors and employees of the Company from obtaining access to the information unless they have been specifically authorized to receive the information in connection with the responsibilities with respect to the administration of Plan. The Company Stock Fiduciary shall also be responsible for periodical review and revision of confidentiality procedures for the plan. In the event the Company Stock Fiduciary determines that the direct or indirect exercise of shareholder rights by any Participant who has Company Stock in the Participant’s Account may be subject to undue employer influence, the Company Stock Fiduciary shall appoint one or more independent fiduciaries (who are not affiliated with the Company or any Affiliated Company) to carry out such activities with respect to investments in Company Stock as may be required to eliminate such employer influence.
4.7.    Divestment of Company Stock.
(a)    For Plan Years beginning after December 31, 2006, if any portion of the Participant’s Account (including, for purposes of this Section, a Beneficiary entitled to exercise the rights of a Participant) attributable to Deferrals or employee contributions is invested in publicly-traded Company Stock, the Participant may elect to direct the Plan to divest any such securities, and to reinvest an equivalent amount in other investment options.
(b)    If any portion of a Participant’s Account attributable to non-elective or Matching Contributions is invested in publicly-traded Company Stock, then a Participant who has completed at least three (3) Years of Service, or a Beneficiary of any deceased Participant entitled to exercise the right of a Participant, may elect to direct the Plan to divest any such securities, and to reinvest an equivalent amount in other investment options.
(i)    For Company Stock acquired with non-elective or Matching Contributions during a Plan Year beginning before January 1, 2007, the rule described in paragraph (b) only applies to the percentage of the Company Stock (applied separately for each class of securities) as follows:
Plan Year        Percentage
2007                33
2008                66
2009                100

(ii)    The three (3) year phase-in rule of subparagraph (i) does not apply to a Participant who has attained age 55 and who has completed at least three (3) Years of Service before the first Plan Year beginning after December 31, 2006.

ARTICLE V
PARTICIPANT DEFERRALS
5.1.    Deferral Election.
(a)    Each Participant (and each individual who will become a Participant in that Plan Year) may elect to defer the receipt of a portion of his Compensation for that Plan Year and to have the deferred amount contributed directly by the Company to the Plan, as provided in paragraph (c) below.
(b)    In the case of an Employee who becomes a Participant in the Plan during the Plan Year, the Employee shall be entitled, as of the date he commences participation in the Plan, to elect to defer the receipt of a portion of his Compensation for the remainder of that Plan Year and to have the deferred amount contributed by the Company directly to the Plan.
(c)    The amount of a Participant’s Compensation that may be deferred subject to the election provided in this Section 5.1 shall be a whole percentage of the Participant’s Compensation, not to exceed forty percent (40%) of his Compensation. The Committee may prescribe rules under which the maximum amount that may be deferred by a Participant who is a Highly Compensated Employee shall be a lesser percentage of his Compensation than the maximum amount that may be deferred by a Participant who is not a Highly Compensated Employee.
(d)    Subject to the restrictions set forth in Section 5.1(c), a Participant may irrevocably designate all or a portion of the Compensation deferred under Section 5.1 as a Roth Elective Deferral.
(e)    The Committee shall prescribe such rules and procedures as it deems necessary or appropriate regarding the deferral election under this Section. These rules may provide that deferral elections may be made on a more frequent basis or at other times than as set forth above.
(f)    Deferral elections made in accordance with this Section 5.1 cannot precede the earlier of (i) the performance of services relating to the contribution; or (ii) when the Compensation that is subject to the election would be currently available to the Employee in the absence of an election to defer.
5.2.    Eligible Automatic Contribution Arrangement.
(a)    For each eligible Employee who is not deferring an amount at least equal to three percent (3%) of his pre-tax Compensation (the “Default Elective Contribution Amount”), the Company shall automatically reduce such eligible Employee’s pre-tax Compensation by the Default Elective Contribution Amount and contribute such amount to his Deferrals Account (the “Default Elective Contribution”) unless the eligible Employee timely makes an affirmative contrary election under subparagraph (c) below (a “Contrary Election”). Default Elective Contributions deferred under this Eligible Automatic Contribution Arrangement (“EACA”) shall be treated as Deferrals for all purposes under the Plan.
(b)    The Committee shall provide to each eligible Employee, a written notice that satisfies the requirements of Code Section 414(w) and any regulations promulgated thereunder. The notice shall describe (i) the Default Elective Contribution Amount which will be made if the Employee does not make a Contrary Election; (ii) the Employee’s right to elect not to have a Default Elective Contribution made to the Plan on his behalf or to have a different percentage of Compensation contributed to the Plan on his behalf; (iii) how his Default Elective Contributions will be invested in the absence of any investment election by the Employee; and (iv) the Employee’s rights to make a permissible withdrawal as described in subparagraph (e) below and the procedures to elect such withdrawal.
(c)    Participant may, at any time, affirmatively elect not to make Default Elective Contributions or to defer an amount which is more or less than the Default Elective Contribution Amount (a “Contrary Election”). The effective date of a Contrary Election shall be no later than the last day of the payroll period that begins after the date the Contrary Election is made. The Participant’s Contrary Election shall continue in effect until the Participant subsequently changes his salary reduction agreement.
(d)    Default Elective Contributions shall be invested in accordance with regulations prescribed by the Secretary of Labor under Section 404(c)(5) of ERISA.
(e)    Permissible Withdrawal.

(i)    Any Employee who has Default Elective Contributions made under the EACA may elect to make a withdrawal of such contributions (and earnings attributable thereto) in accordance with the requirements of this subparagraph (e) (a “Permissible Withdrawal”). The Permissible Withdrawal election must be made no later than ninety (90) days after the date of the first Default Elective Contribution under the EACA. The date of the first Default Elective Contribution is the date that the Compensation that is subject to the cash or deferred election would otherwise have been included in gross income. The effective date of a Permissible Withdrawal election described herein cannot be later than the last day of the payroll period that begins after the date the election is made.
(ii)    The amount of the Permissible Withdrawal shall be includible in the eligible Employee’s gross income for the taxable year in which the distribution is made; provided, however, that any portion of the distribution consisting of designated Roth Elective Deferrals shall not be included in the Employee’s gross income a second time. The withdrawal shall not be subject to the additional tax under Code Section 72(t).
(iii)    Any Matching Contributions with respect to the amount withdrawn shall be forfeited.
5.3.    Catch-Up Contributions. All Participants who have attained (or who are expected to attain) age 50 before the close of a Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v) (“Catch-Up Contributions). Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. Deferrals and Catch-Up Contributions shall be separately accounted for, and no amount shall be credited as Catch-Up Contributions until the total permissible amount of Deferrals have in fact been credited to the Plan. The Plan shall not be treated as failing to satisfy Code Sections 401(k)(3), 410(b) or 416, as applicable, by reason of such Catch-Up Contributions.
5.4.    Average Deferral Percentage Test. The Committee shall monitor the Deferrals by Participants to insure that, at all times, either the Average Deferral Percentage for Highly Compensated Employees for the Plan Year is not more than the Average Deferral Percentage for all other Covered Employees multiplied by 1.25 or the excess of the Average Deferral Percentage of the group of Highly Compensated Employees over that of all other Covered Employees is not more than two (2) percentage points, provided that the Average Deferral Percentage for the group of Highly Compensated Employees is not more than twice the Average Deferral Percentage for all other Covered Employees. The Company shall maintain records sufficient to demonstrate satisfaction of the requirements of this Section. The Company has elected to use the Average Deferral Percentage in this Section applied by comparing the current Plan Year’s Average Deferral Percentage for Employees who are Highly Compensated Employees with the current Plan Year’s Average Deferral Percentage for all other Covered Employees. All Deferrals shall be considered in applying this Section.
5.5.    Prospective Reductions of Deferrals. The Committee may, if it so decides in its discretion, determine prior to the end of the Plan Year whether or not the Average Deferral Percentage test of Section 5.4 is satisfied. If, pursuant to these estimations by the Committee, the tests will not be satisfied, the Committee may elect, in its discretion, to reduce the Deferrals on behalf of Highly Compensated Employees, or undertake such other actions as it deems necessary to insure that favorable income tax treatment is available to Participants under Code Section 401(k).
In the event that the Deferrals by the Highly Compensated Employees are reduced by Committee action, such reductions will be accomplished in the manner described in Section 5.8.
5.6.    Limitations on Deferrals.
(a)    In any Plan Year, no Participant shall be permitted to have Deferrals made pursuant to Sections 5.1 and 5.2 in excess of the limitations under Code Section 402(g), as adjusted for the cost of living by the Secretary of the Treasury, except to the extent permitted under Section 5.3 of the Plan and Code Section 414(v).
(b)    In the event that a Participant is also a participant in (1) another qualified cash or deferred arrangement (as defined in Code Section 401(k)), (2) a simplified employee pension (as defined in Code Section 408(k)), or (3) a salary deferral arrangement (within the meaning of Code Section 3121(a)(5)(D)) and the elective deferrals, as defined in Code Section 402(g)(3), made under such other plans and this Plan cumulatively exceed the limitations under Code Section 402(g) (as adjusted for the cost of living by the Secretary of the Treasury) for such Participant’s taxable year, the Participant may, not later than March 1 following the close of his taxable year, notify the Committee in writing of such excess and request that his Deferrals under this Plan be reduced by an amount specified by the Participant. Such amount may then be distributed as provided in Section 5.7.
5.7.    Distributions of Excess Deferrals. In the event a Participant deferred more than the maximum permitted under Section 5.6 above (“Excess Deferrals”), whether under only this Plan or under this Plan and another plan, the Participant may request the Committee to distribute such Excess Deferrals together with earnings or losses allocable to such Excess Deferrals (as determined pursuant to Section 5.12). If a Participant has Excess Deferrals, taking into account only Deferrals under this Plan and other plans of the Company, the Participant is deemed to have notified the Plan of such Excess Deferrals, and such Excess

Deferrals shall be distributed in accordance with the terms of this Section 5.7. Any Excess Deferrals shall be distributed no later than April 15 following the calendar year in which the Excess Deferral was contributed to the Plan. A Participant may request a distribution of his Excess Deferrals by making a claim to the Committee in accordance with the rules and procedures adopted by the Committee. Any claim under this Section shall be:
(a)    In writing;
(b)    Submitted to the Committee no later than March 1 following the close of the calendar year in which the Excess Deferrals were made; and
(c)    Accompanied by the Participant’s written statement that if such amounts are not distributed, such Excess Deferral, when added to amounts deferred under other plans or arrangements described in Code Sections 401(k), 408(k) or 403(b), exceeds the limit imposed on the Participant by Code Section 402(g) for the calendar year in which the Excess Deferral was made.
5.8.    Distributions of Excess Contributions. In the event that the Plan fails to satisfy the Average Deferral Percentage test of Section 5.4 as of the last day of the Plan Year, remedial action shall be taken under this Section.
The Company shall distribute all Excess Contributions, together with earnings allocable to such Excess Contributions as determined pursuant to Section 5.12.
(a)    In the event that the Company is required to distribute Excess Contributions, the Company shall first rank the Highly Compensated Employees participating in the Plan by the dollar amount of Deferrals in descending order. The Company shall then reduce the amount of Deferrals made on behalf of Highly Compensated Employees starting with the highest dollar amount of Deferrals until the first of the following occurs:
(i)    The Plan satisfies the limitations set forth in Section 5.4; or
(ii)    The Deferral Percentage for such Highly Compensated Employee is reduced to a percentage that equals the Deferral Percentage of the Highly Compensated Employee with the next highest Deferral Percentage. The Company shall then repeat the application of this Section until the Plan satisfies the limitation set forth in Section 5.4.
(b)    For each Highly Compensated Employee, “Excess Contributions” means the difference between:
(i)    The Deferrals allocated to the Highly Compensated Employee for the Plan Year (determined prior to the application of Sections 5.8(a)(i) and (ii) above); and
(ii)    The amount determined by multiplying the Highly Compensated Employee’s Deferral Percentage (after the application of Sections 5.8(a) and (b)) by his Compensation.
(c)    Notwithstanding the foregoing, in no event shall the Excess Contributions exceed the Deferrals made on behalf of a Highly Compensated Employee for a Plan Year.
(d)    The Committee shall undertake action to insure that the distribution of Excess Contributions will be made within six (6) months after the end of the Plan Year in which the contributions were made, but in no event later than the last day of the Plan Year following the Plan Year in which the Excess Contributions were made.
5.9.    Special Rules Applicable to Matching Contributions.
(a)    Any Matching Contributions made under this Plan shall satisfy one or both of the numerical tests set forth in Section 5.4, by substituting “Average Contribution Percentage” for “Average Deferral Percentage” each place it appears. In applying those tests, the Plan shall comply with the rules of Treasury Regulation Section 1.401(m)-2. Pursuant to regulations under Code Section 401(m), a Participant’s Deferrals may be taken into account for purposes of this Section.
(b)    In the event that the Company maintains two or more plans that must be treated as a single plan for purposes of Code Sections 401(a)(4) and 410, all such plans shall be treated as a single plan for purposes of this Section, and all of the Matching Contributions shall be aggregated if a Highly Compensated Employee participates in more than one plan that provides for Matching Contributions.
(c)    In the event that the Plan fails to satisfy the tests of this Section 5.9, the Company shall distribute all Excess Aggregate Contributions, together with earnings thereon (determined pursuant to Section 5.12) in accordance with this Section. If the Company is required to distribute Excess Aggregate Contributions, the Company shall rank the Highly Compensated Employees participating in the Plan by the largest dollar amount of Matching Contributions in descending order. The Company shall then reduce the amount of Matching Contributions made on behalf of Highly Compensated Employees starting with the highest dollar amount of Matching Contributions until the first of the following occurs:

(i)    The Plan satisfies the limitations set forth in Section 5.9(a); or
(ii)    The Contribution Percentage for such Highly Compensated Employee is reduced to a percentage that equals the Contribution Percentage of the Highly Compensated Employee with the next highest Contribution Percentage. The Company shall then repeat the application of this Section until the Plan satisfies the limitation set forth in Section 5.9(a).
(iii)    For each Highly Compensated Employee, “Excess Aggregate Contributions” means the difference between:
(A)    The Matching Contributions allocated to the Highly Compensated Employee for the Plan Year (determined prior to the application of Subsections 5.9(c)(i) and (ii) above); and
(B)    The amount determined by multiplying the Highly Compensated Employee’s Contribution Percentage (after the application of Subsections 5.9(c)(i) and (ii)) by his Compensation.
(d)    Notwithstanding the foregoing, in no event shall the Excess Aggregate Contributions exceed the Matching Contributions made on behalf of a Highly Compensated Employee for a Plan Year.
(e)    The amount of the Excess Aggregate Contributions shall be determined after first determining the amount of Excess Deferrals under Section 5.7 and then determining the amount of Excess Contributions under Section 5.8. Should any Highly Compensated Employee have Excess Deferrals or Excess Contributions in any Plan Year and have Matching Contributions allocated to the Highly Compensated Employee’s Accounts based upon such amounts, any such Matching Contributions shall be deemed to be Excess Aggregate Contributions for that Plan Year.
(f)    Excess Aggregate Contributions shall be taken into account in applying the limitations of Article XIV and the maximum deduction the Company may take for contributions to the Plan, even though those amounts are distributed from the Plan.
(g)    The Company shall maintain records sufficient to demonstrate satisfaction of the requirements of this Section 5.9.
(h)    All Matching Contributions shall be considered in applying this Section.
(i)    The Committee shall undertake action to insure that the correction of Excess Aggregate Contributions will be made within six (6) months after the end of the Plan Year in which the contributions were made, but in no event later than the last day of the Plan Year following the Plan Year in which the Excess Aggregate Contributions were made.
5.10.    Termination, Change or Resumption of Deferrals. The Committee shall prescribe such rules as it deems necessary or appropriate relating to procedures for the termination, resumption or change in the rate of a Participant’s Deferrals to the Plan. These rules may require prior written notice to the Committee from the Participant before any such action may be taken with respect to a Participant’s Deferrals, and may impose a minimum period of suspension in the case of a Participant who terminates his Deferrals.
5.11.    Payment of Deferrals. Deferrals, including Catch-Up Contributions, if applicable, shall be collected by the Company only through payroll deductions. The Company shall remit the Deferrals to the Trustee as soon as such contributions can reasonably be segregated from the general assets of the Company, but in any event within 15 business days after the end of the month for which the Compensation to which such contributions relate is paid.
5.12.    Earnings Adjustment. The distribution of an Excess Deferral under Section 5.7, an Excess Contribution under Section 5.8 or an Excess Aggregate Contribution under Section 5.9 shall be adjusted for income or loss. The income or loss attributable to such amounts shall include a pro rata share of income or loss in the Plan Year in which the Excess Deferral, Excess Contribution or Excess Aggregate Contribution was made (the “Contribution Year Income”). The Contribution Year Income shall be determined by multiplying the income or loss for the Plan Year allocable to the Participant’s Deferrals or Matching Contributions by a fraction, the numerator of which is the Excess Deferral, Excess Contribution or Excess Aggregate Contribution and the denominator of which is the total balance of the Participant’s Account attributable to Deferrals or Matching Contributions.
5.13.    Special Rules.
(a)    Any distribution made under Section 5.7, 5.8 or 5.9 may be made without any notice or consent otherwise required by Article VIII. Any distribution under Sections 5.7, 5.8 or 5.9, however, will not be taken into account for purposes of the minimum distribution rules of Section 8.4.
(b)    A Deferral shall be taken into account under Section 5.6 for a Plan Year only if the Deferral relates to Compensation that, but for the election to make the Deferral, either would have been received by the Participant for the Plan Year or is attributable to services performed by the Participant in the Plan Year and would have been received by the Participant within 2½ months after the close of the Plan Year.
(c)    All elective deferrals made under two or more plans that are aggregated for purposes of Code Sections 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)) shall be treated as though made under a single plan. All plans that are permissibly aggregated under Code Section 401(k) must also satisfy the requirements of Code Sections 401(a)(4) and 410(b) as though they were a single plan.
(d)    For any Plan Year in which a Participant may make both Roth Elective Deferrals and pre-tax elective Deferrals, the Committee operationally may implement an ordering rule procedure for the distribution of Excess Deferrals, Excess Contributions, Excess Aggregate Contributions and excess Annual Additions. Such ordering rules may specify whether the pre-tax elective Deferrals or Roth Elective Deferrals are distributed first, to the extent such type of elective Deferrals was made for the year. Furthermore, such procedure may permit the Participant to elect which type of elective Deferrals shall be distributed first.
5.14.    Other Benefits. With the exception of Matching Contributions, no other Company provided benefit, including, but not limited to, benefits under a defined benefit plan, non-elective Company contributions to a defined contribution plan, the availability, cost or amount of health benefits, vacations or vacation pay, life insurance, dental plans, legal service plans, loans (including plan loans), financial planning services, subsidized retirement benefits, stock options, property subject to Code Section 83 and dependent care assistance shall be directly or indirectly conditioned upon any Employee’s election to make Deferrals under the Plan.
5.15.    Rollover Contributions. If the Committee, in its sole and absolute discretion, provides, the Plan will accept direct Participant rollovers from any, or all of the following: (i) qualified retirement plans described in Code Sections 401(a) or 403(a), including or excluding after-tax employee contributions; (ii) an annuity contract described in Code Section 403(b), excluding after-tax employee contributions; (iii) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state; (iv) an individual retirement account or annuity described in Code Sections 408(a) or 408(b), or (v) a Roth elective deferral account as a direct rollover from an applicable retirement plan described in Section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Section 402(c). Notwithstanding the above, the Plan will accept a direct Participant rollover contribution which includes a loan rollover, if such rollover contribution is being made in connection with a corporate transaction entered into by the Company and is specifically provided for in the transaction documents related to such corporate transaction, or if not set forth in the transaction documents, then may be permitted at the discretion of the Committee.
5.16.    Related Companies. It is intended that the Plan be administered as a multiple employer plan as defined in Code Section 413(c). The Committee shall provide for the application of this Article to Related Companies in accordance with the rules of Code Section 413(c) and the regulations promulgated thereunder. A Related Company may elect to apply the rules of this Article to its Participants independent from the Company and the Affiliated Companies. In the event such an election is made, the Committee shall provide any and all rules and procedures reasonably required to accomplish the separate testing for the electing Related Company or Related Companies. The Related Company or Related Companies shall use its best efforts to provide any and all information or documents reasonably required by the Company to report the independent application of this Article to that Related Company or Related Companies.
ARTICLE VI
ALLOCATIONS TO PARTICIPANTS’ ACCOUNTS
6.1.    Participants’ Company Contributions Account. The Committee shall open and maintain a separate Company Contributions Account, a Matching Contributions Account, a Deferrals Account, Roth Elective Deferral Account, a Rollover Account (if applicable), an In-Plan Roth Rollover Contribution Account (if applicable) and an In-Plan Roth Conversion Contribution Account (if applicable) for each Participant, including any sub-accounts the Committee deems appropriate. In addition, for contributions prior to August 3, 2015, the Committee shall maintain separate Accounts to reflect that portion of the Accounts that were attributable to ESOP Allocations. “ESOP Allocations” shall mean contributions allocated to a Participant’s Account prior to August 3, 2015, that are invested in shares of Company Stock and were intended to constitute an employee stock ownership plan within the meaning of Code Section 4975(e)(7).
6.2.    Allocation of Company Contributions. The Company Contribution for each Plan Year shall be allocated to the Accounts of each Participant according to the following rules:
(a)    A Participant’s Deferrals shall be allocated to his or her Deferrals Account, with pre-tax and Roth Elective Deferrals allocated to separate sub-accounts.

(b)    Unless the Board determines that Matching Contributions be allocated in a different manner, Matching Contributions shall be allocated among those Participants who made Deferrals during the Plan Year to the Matching Contributions Account of the Participant in accordance with Section 4.3.
(c)    In the event that the Company, in its sole and absolute discretion, elects to make “True-Up” Matching Contributions to the Plan for a Plan Year, a Participant must be employed on the last day of the Plan Year in order to be eligible to receive his share of the True-Up Matching Contribution. As used herein, “True-Up” Matching Contributions means those Company Contributions, if any, made by the Company, in its sole and absolute discretion, which are intended to correct an unequal allocation of the Matching Contributions for a Plan Year based upon the Company’s payroll or software systems.
(d)    The discretionary Company Contribution for each Plan Year, if any, shall be allocated among those Participants that have completed 1,000 Hours of Service and are employed on the last day of the Plan Year in the proportion that each such Participant’s Compensation during that Plan Year bears to the aggregate Compensation of all Participants during that Plan Year.
(e)    For purposes of making the allocations of Company Contributions under this Article, any Company Contributions made with respect to a particular Plan Year that are made after the end of the year but on or before the Company’s federal income tax return due date (including extensions) shall be considered as having been made on the last day of the Plan Year.
6.3.    Revaluation of Participants’ Accounts on Each Valuation Date. As of each Valuation Date, each Account will be adjusted to reflect the fair market value of the assets allocated to the Account. In so doing,
(a)    each Account balance will be increased by the amount of contributions, income and gain allocable to such Account since the prior Valuation Date; and
(b)    each Account balance will be decreased by the amount of distributions from the Account and expenses and losses allocable to the Account since the prior Valuation Date.
Any expenses relating to a specific Account or Accounts, including without limitation, commissions or sales charges with respect to an investment in which the Account participates, may be charged solely to the particular Account or Accounts.
6.4.    Forfeitures.
(a)    Any amount of a Participant’s Account that is forfeited shall be used first, to restore the Accounts of former Participants under Section 8.7, and second, any remaining amounts will be allocated first to pay administrative expenses of the Plan as defined in Section 10.11, if not paid by the Company, then to reduce the Company’s Matching Contributions, if any, under Section 4.3.
(b)    In the case of the Company and Affiliated Companies whose participation in the Plan constitutes a single plan with the participation in the Plan of the Company, the Company and all such Affiliated Companies shall be considered to be the same Company for purposes of allocating Company Contributions and Forfeitures. In the case of any Related Company whose participation in the Plan does not constitute a single plan with the participation in the Plan of the Company and other Affiliated Companies, such Related Company shall be considered to be a separate Company for purposes of allocating Company Contributions and Forfeitures such that Accounts of Participants who are Employees of such Related Company shall be administered separately from those of any other Company or Affiliated Company for purposes of allocating Company Contributions and Forfeitures. Provided, however, that a single Trust Fund may be used for the investment of the funds of the Plan.
6.5.    Miscellaneous Allocation Rules. Upon a Participant’s Severance, pending distribution of the Participant’s Vested Interest, the Participant’s Accounts shall continue to be maintained and accounted for in accordance with all applicable provisions of this Plan. The Committee may establish accounting procedures for the purpose of making the allocations, valuations and adjustments to Participants’ Accounts provided for in this Article VI. The Company, the Committee and the Trustee do not in any manner or to any extent whatsoever warrant, guarantee or represent that the value of a Participant’s Accounts shall at any time equal or exceed the amount previously contributed thereto.

ARTICLE VII
VESTING
7.1.    General Rule. The Vested Interest of each Participant in his Matching Contributions and discretionary Company Contributions shall be determined on the basis of his Years of Service, in accordance with the following schedule:
Years of Service                Vested Percentage
Less than one year                0%
One year                    34%
Two years                    67%
Three years or more                100%

7.2.    Special Vesting Rules. Notwithstanding the rules of Section 7.1, the determination of a Participant’s Vested Interest in his Matching Contributions and discretionary Company Contributions shall be subject to the following rules:
(a)    During a Participant’s period of employment with the Company, in the event of his death, Disability or attainment of Normal Retirement Age, he shall become 100% vested in his Matching Contributions and discretionary Company Contributions.
(b)    In the case of a Participant who incurs five or more consecutive one-year Breaks in Service, such Participant’s Years of Service following such period of Breaks in Service shall not count in determining the Participant’s Vested Interest in his Matching Contributions and discretionary Company Contributions accrued before the commencement of the Break in Service period. Years of Service both before and after the Break in Service will count in determining the Participant’s Vested Interest with respect to Matching Contributions and discretionary Company Contributions made after the Participant’s reemployment.
(c)    No amendment shall be made to the vesting schedule under Section 7.1 if the non-forfeitable percentage of a Participant’s Account (determined as of the later of the date such amendment is adopted or the date the amendment becomes effective) is less than such non-forfeitable percentage computed without regard to such amendment.
(d)    If a Plan amendment changes the vesting schedule under Section 7.1 or indirectly affects the computation of the non-forfeitable portion of a Participant’s Account, each Participant who has completed at least three Years of Service may elect within a reasonable period of time after the adoption of such amendment to have his nonforfeitable percentage computed without regard to such amendment or change.
(e)    The Plan Account of each Plan Participant being transferred to WRM America Holding Company, LLC, pursuant to the Stock Purchase Agreement (“SPA”) dated July 12, 2011, by and among Fidelity National Financial, Inc. and WRM America Holding Company, LLC, a limited liability company organized under the laws of the State of Delaware, shall become 100% vested as of the Closing Date, as that term is defined under SPA.
7.3.    Participant’s Vested Interest in Other Accounts. A Participant shall always be 100% vested in his Deferrals Account and in his Rollover Contributions Account.
ARTICLE VIII
PAYMENT OF BENEFITS
8.1.    Commencement of Benefits. Subject to the provisions of this Article, a Participant’s benefit shall normally be distributed upon his Severance. Any distribution under this Article shall be made as soon as practicable following the receipt of the valuation of the assets of the Plan as of the last Valuation Date coinciding with or next following the Participant’s date of Severance.
8.2.    Form of Payment. Distributions shall be made in a single lump sum payment of cash, except as may be provided in Section 8.13.
8.3.    Consent to Receive Early Distribution.
(a)    (i)    Consent. A distribution shall not immediately occur upon a Participant’s Severance where the present value of the Participant’s Vested Interest exceeds $5,000, prior to the end of the Plan Year in which the Participant attains age 70½ or, if earlier, the end of the Plan Year in which the Plan terminates, unless the Participant consents to such distribution. For purposes of determining if a Participant’s Vested Interest exceeds $5,000 under this Section, Rollover Accounts under Section 5.15 and earnings thereon, shall be considered.
(ii)    Cashout of Small Benefit. Except as provided in paragraph (a)(iii) below, if the value of the Participant’s Vested Interest as determined under (a)(i) above is $1,000 or less (including the Participant’s Rollover Account), the Plan shall automatically distribute the Participant’s entire Vested Interest as a lump sum cash payment to the Participant as soon as administratively practicable, with or without the Participant’s consent.
(iii)    Automatic Rollover. Notwithstanding the foregoing, if a Participant’s Vested Interest does not exceed $5,000, including his Rollover Account, but does exceed $1,000, and the Participant does not elect to have the distribution paid to him or her directly or to an Eligible Retirement Plan in a direct rollover, then the Plan shall automatically distribute the Participant’s entire Vested Interest in a direct rollover to an individual retirement plan described in Code Section 408(a) or an Individual Retirement Annuity described in Code Section 408(b) as designated by the Committee.
(b)    Failure to consent to a distribution under paragraph (a)(i) shall be deemed an election to defer the distribution until the earlier of the Participant’s (i) death; or (ii) Required Beginning Date, as such term is defined in Section 8.4 below. In the event a Participant fails to consent to a distribution at the time of Severance, the Participant may later request a distribution, and such distribution shall be made, provided that the consent requirements of this Section are then satisfied.
(c)    This consent requirement shall not apply in the case of the termination of the Plan, provided that neither the Company nor any Affiliated Companies maintain any other defined contribution plan, other than an employee stock ownership plan. If the Participant does not consent to an immediate distribution, his or her benefit shall be transferred to the other defined contribution plan. The consent requirement of this Section shall not apply in the case of the death of the Participant.
8.4.    Mandatory Distributions.
(a)    Required Beginning Date. Notwithstanding any provision of this Plan to the contrary, the entire interest of each Participant shall be distributed to the Participant not later than his Required Beginning Date. “Required Beginning Date” means April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70½; or (ii) the calendar year in which the Participant retires; provided, however, that this clause (ii) shall not apply in the case of a Participant who is a “five (5) percent owner” as defined in Code Section 416.
(b)    Minimum Distribution Requirements
(i)    General Rules
(A)    Effective Date. The provisions of this Section will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.
(B)    Precedence. The requirements of this Section will take precedence over any inconsistent provisions of the Plan.
(C)    Requirements of Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Treasury Regulations under IRC § 401(a)(9).
(D)    TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.
(ii)    Time and Manner of Distribution
(A)    Required Beginning Date. The Participant’s entire Vested interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.
(B)    Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire Vested interest will be distributed, or begin to be distributed, no later than as follows:
(1)    If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, then distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(2)    If the Participant’s Surviving Spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
(3)    If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire Vested interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(4)    If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this paragraph (ii)(B), other than paragraph (ii)(B)(1), will apply as if the Surviving Spouse were the Participant.
For purposes of this paragraph (ii)(B) and paragraph (iv), unless paragraph (ii)(B)(4) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If paragraph (ii)(B)(4) applies, distributions are considered to begin on the date distributions are required to begin to the Surviving Spouse under paragraph (ii)(B)(1). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s Surviving Spouse before the date distributions are required to begin to the Surviving Spouse under paragraph (ii)(B)(1)), the date distributions are considered to begin is the date distributions actually commence.
(C)    Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with paragraph (iii) and (iv) of this Section. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of IRC § 401(a)(9) and the Treasury Regulations.
(iii)    Required Minimum Distributions During Participant’s Lifetime
(A)    Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:
(1)    the quotient obtained by dividing the Participant’s Vested Account Balance by the distribution period in the Uniform Lifetime Table set forth in § 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or
(2)    if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Vested Account Balance by the number in the Joint and Last Survivor Table set forth in § 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.
(B)    Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this paragraph (iii) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death
(iv)    Required Minimum Distributions After Participant’s Death
(A)    Death On or After Date Distributions Begin
(1)    Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Vested Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:
a)    The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
b)    If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the Surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the Surviving Spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the Surviving Spouse’s death, the remaining Life Expectancy of the Surviving Spouse is calculated using the age of the Surviving Spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

c)    If the Participant’s Surviving Spouse is not the Participant’s sole designated beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.
(2)    No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Vested Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
(B)    Death Before Date Distributions Begin
(1)    Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Vested Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in paragraph (iv)(A).
(2)    No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire Vested interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
(3)    Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, and the Surviving Spouse dies before distributions are required to begin to the Surviving Spouse under paragraph (ii)(B)(1), this paragraph (iv)(B) will apply as if the Surviving Spouse were the Participant.
(v)    Definitions
(A)    Designated Beneficiary. The individual who is designated as the Beneficiary under Section 8.6 of the Plan and is the Designated Beneficiary under IRC § 401(a)(9) and § 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.
(B)    Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under paragraph (ii)(B) of this Section 8.4(b). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.
(C)    Life Expectancy. Life expectancy as computed by use of the Single Life Table in § 1.401(a)(9)-9 of the Treasury Regulations.
(D)    Participant’s Account Balance. The Account Balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account Balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Account Balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.
(E)    Required Beginning Date. The date specified in Section 8.4(a) of the Plan.
8.5.    Distributions Upon Death.
(a)    In the event of the death of a Participant, his benefit shall be paid to a Beneficiary other than his surviving Spouse only if:
(i)    The Spouse of the Participant consents in writing to the designation of Beneficiary;
(ii)    The election designates a Beneficiary which may not be changed without spousal consent (or the spousal consent expressly permits designations without any requirement of further consent by the Spouse); and

(iii)    The Spouse’s consent acknowledges the effect of the designation and is witnessed by a Plan Representative or a notary public; or
(iv)    It is established to the satisfaction of a Plan Representative that the consent required by subparagraph (i) above may not be obtained because there is no Spouse or because the Spouse cannot be located.
“Plan Representative” shall mean the person or persons designated by the Committee to perform the duties specified herein.
(b)    Any consent by a Spouse (or establishment that the consent of a Spouse may not be obtained) under paragraph (a) above will be effective only with respect to that Spouse.
(c)    If a Participant dies before distribution of his benefit has begun, the Participant’s Beneficiary will receive the Participant’s Account, as provided in Section 8.2, as soon as practicable following the Participant’s death (but in no event later than December 31 of the calendar year following the year of the Participant’s death); provided, however, if the Beneficiary is the Participant’s Spouse, then distribution to the Spouse will occur no later than December 31 of the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.
(d)    Any distribution required by the rules applicable to incidental death benefits shall be treated as a distribution required by this Section. All distributions required under this Section shall be determined and made in accordance with the regulations under Section 8.4 and Code Section 401(a)(9).
8.6.    Designation of Beneficiary. In the case where a deceased Participant failed to designate a Beneficiary, the Committee is unable to locate a designated Beneficiary, the Beneficiary predeceased the Participant, or the designation of the Beneficiary by the Participant is legally ineffective, any distribution on behalf of a Participant shall be paid to the person or persons included in the highest priority category in the following order:
(a)    The Participant’s surviving Spouse, if any; or
(b)    The Participant’s surviving children, including adopted children, if any; or
(c)    The Participant’s surviving parents, if any; or
(d)    The Participant’s brothers and sisters (whether whole or half-blood); if any, or
(e)    The Participant’s estate.
8.7.    Distributions to Partially Vested Participants. If a Participant incurs a Severance prior to becoming fully vested, his interest in the Plan shall be determined and disposed of as follows:
(a)    In the event that a distribution of Company Contributions is made to a Participant at a time when he is not fully vested in such amounts, the nonvested portion of the Participant’s Account shall be forfeited as of the date of the distribution.
(b)    A Participant who received a distribution described in paragraph (a) above may recontribute the amount of the distribution he received as of that date. The repayment must be made (if at all), however, not later than the date specified below:
(i)    In the case of a distribution upon Severance, the earlier of the fifth anniversary of the Employee’s Reemployment Commencement Date, or the date on which the Participant incurs five consecutive Breaks in Service; or
(ii)    In any other case, the fifth anniversary of the date of the withdrawal.
(c)    If the Participant repays the amount of the distribution within the prescribed time period, the amount of his Account balance shall be completely restored. Neither the amount recontributed nor the Account balance (previously forfeited) shall be adjusted for gains, losses, or interest in the interim period.
(d)    If the Participant does not repay the amount of the distribution and he incurs a second Severance prior to becoming fully vested, the amount to be distributed to him shall be equal to the sum of the amount in his Account as of the date of the second distribution and the amount previously distributed to him multiplied by his vested percentage, minus the amount previously distributed to him.
(e)    If the Participant has no Vested Interest in the Plan upon the occurrence of a Severance, the entire balance of his Account shall be forfeited upon such Severance; provided, however, that in the event the Participant is subsequently reemployed by the Company prior to incurring five consecutive Breaks in Service, the amount forfeited will be restored upon the Participant’s reemployment.

(f)    Forfeitures under this Section shall be used as provided in Section 6.4.
8.8.    Distributions of Deferrals.
(a)    Notwithstanding anything in this Plan to the contrary, the amount of a Participant’s Deferrals may not be distributed prior to the occurrence of the earliest of any of the events described below:
(i)    Severance from employment, death, or Disability;
(ii)    Termination of the Plan without establishment of a successor plan;
(iii)    Sale of substantially all of the assets used by the Company in a trade or business (applicable only to the transferred Employees); or
(iv)    Sale of the Company’s interest in a subsidiary corporation (applicable only to the transferred Employees).
(b)    Each Participant who has attained age 59½ may withdraw all, or any portion of, the Vested Interest of his Accounts at any time, regardless of whether he has incurred a Severance.
(c)    A Participant shall not be entitled to make withdrawals of his Deferrals, other than as provided in this Section. The Committee shall prescribe such rules as it deems necessary regarding the timing of payments under this Section.
8.9.    Valuation of Accounts. All distributions to Participants or their Beneficiaries shall be based on the amount of the Participant’s Accounts as of the Valuation Date immediately preceding the date on which the Participant’s Vested Interest is distributed.
8.10.    Payees under Legal Disability. If any payee under the Plan is a minor, or if the Committee reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him, the Committee may have the payment, or any part of it, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting the payee.
8.11.    Notice Regarding Tax Treatment of Distributions. The Plan Administrator shall provide a written explanation regarding the Code provisions relating to the tax treatment of distributions to each Participant or Beneficiary receiving a distribution any portion of which may be rolled over tax-free to another tax-qualified retirement plan or to an individual retirement account.
8.12.    Hardship Distributions.
(a)    The Plan may distribute a Participant’s Deferrals Account, Rollover Account and Company Contributions Account in accordance with this Section in the event of a Participant’s hardship and request for withdrawal. For purposes of this Section, a distribution will be on account of hardship only if the distribution:
(i)    is made on account of an immediate and heavy financial need of the Participant; and
(ii)    is necessary to satisfy such immediate and heavy financial need, does not exceed the amount required to relieve such need, and is not reasonably available from other resources of the Participant.
(b)    Immediate and heavy financial needs recognized by the Plan shall be limited to:
(i)    expenses for medical care (as described in Code Section 213(d)) previously incurred by the Participant, the Participant’s spouse or any dependent of the Participant, or amounts necessary for these persons to obtain medical care described in Code Section 213(d);
(ii)    the purchase (excluding mortgage payments) of a principal residence for the Participant;
(iii)    payments of tuition and related educational fees for the next twelve months of post-secondary education for the Participant or the Participant’s spouse, children, or dependents;
(iv)    the need to prevent eviction of the Participant from his or her principal residence, or foreclosure on the mortgage of the Participant’s principal residence; or
(v)    at the Company’s discretion, such other immediate and heavy financial needs as determined by the Commissioner of the Internal Revenue Service and announced by publication of revenue rulings, notices, and other documents of general applicability.
(c)    A distribution will be deemed necessary to satisfy the immediate and heavy financial need of the Participant if:

(i)    the distribution is not in excess of the amount of the immediate and heavy financial need;
(ii)    the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Company or any Affiliated Company; and
(iii)    the Plan, and all other plans maintained by the Company and any Affiliated Company, provide that the Participant’s Deferrals and employee contributions, if any (except for mandatory after-tax employee contributions to a defined benefit plan) will be suspended for at least six months after receipt of the hardship distribution.
For purposes of this Paragraph (c), the Participant’s resources shall be deemed to include those assets of the Participant’s spouse and minor children that are reasonably available to the Participant.
(d)    The Plan Administrator may require the submission of such evidence as it may reasonably deem necessary to confirm the existence of such a hardship. A request for distribution pursuant to this Section shall be approved or denied by written instrument given by the Plan Administrator to the Participant not later than sixty (60) days after the date the written request, complete with all evidence with respect thereto requested by the Plan Administrator, is given to the Plan Administrator by the Participant. In the event that such request is approved, the distribution shall be made as soon as administratively practicable after approval is given by the Plan Administrator from the Participant’s Deferrals Account and Rollover Account; provided, however, that under no circumstance may earnings on the Participant’s Deferrals be distributed pursuant to this Section. Any distributions pursuant to this Section shall come first from the Rollover Account, then from the Participant’s Deferrals Account and lastly from the Participant’s Company Contributions Account.
(e)    The minimum withdrawal under this Section shall be the lesser of (i) $1,000, or (ii) the entire value, to the extent then vested, of the sum of the Participant’s Deferrals Account, Rollover Account and Company Contributions Account.
(f)    No distribution may be made from the portion of a Participant’s Rollover Account, Deferrals Account or Company Contributions Account which represents collateral for a Plan loan.
(g)    If less than the entire balance of a Participant’s Rollover Account, Deferrals Account or Company Contributions Account is withdrawn by a Participant pursuant to this Section, such withdrawal shall be made on a pro-rata basis from all Investment Funds in which such Account is invested.
(h)    A Participant who receives a distribution on account of hardship under this Section shall be prohibited from making Deferrals under this Plan and all other plans of the Company for a period of six months after receipt of the distribution.
(i)    All withdrawals shall be subject to such further rules and regulations as the Plan Administrator shall from time to time prescribe and administer in a nondiscriminatory manner.
(j)    Effective January 1, 2012, distributions under this paragraph may no longer be made from any portion of the Participant’s Account attributable to Company Contributions.
8.13.    Direct Rollovers. Any Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.
As used in this Section, the following definitions will apply:
(a)    “Eligible Rollover Distribution” means any distribution of all or any portion of the balance to the Account of the Distributee, except that an Eligible Rollover Distribution does not include:
(i)    any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’ s designated Beneficiary or for a specified period of ten years or more;
(ii)    any distribution to the extent such distribution is required under Code Section 401(a)(9);
(iii)    the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and
(iv)    hardship distributions as defined in Code Section 401(k)(2)(B)(i)(IV), which are attributable to the Participant’s elective contributions under Treasury Regulation Section 1.401(k)-1(d)(2)(ii).
For purposes of this Section 8.13, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be paid only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible, or to a Roth elective deferral account under an applicable retirement plan described in Section 402A(e)(1) or to a Roth IRA described in Section 408A, and only to the extent the rollover is permitted under the rules of Section 402(c).
For purposes of this Section 8.13, an Eligible Rollover Distribution shall include a distribution in-kind of a Participant’s outstanding Plan loan in connection with a Participant’s election to rollover his or her Account balance to the Wright Risk Management Company LLC 401(k) Profit Sharing Plan in connection with the transactions contemplated by that certain Securities Purchase Agreement, dated as of July 12, 2011, by and among Fidelity National Financial, Inc. and WRM America Holding Company, LLC.
Notwithstanding anything to the contrary herein, an Eligible Rollover Distribution may include a distribution in-kind of a Participant’s outstanding Plan loan, if such Eligible Rollover Distribution is being made in connection with a corporate transaction entered into by the Company and is specifically provided for in the transaction documents related to such corporate transaction, or if not set forth in the transaction documents, then may be permitted at the discretion of the Committee.
(b)    “Eligible Retirement Plan” means an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), or a qualified plan described in Code Section 401(a) that accepts the Distributee’s Eligible Rollover Distribution, or a Roth Elective Deferral account under a retirement plan described in Code Section 402A(e)(1) or a Roth IRA described in Code Section 408A, to the extent the rollover is permitted under the rules of Code Section 402(c). The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order (as defined in Code Section 414(p)). In the event of an Eligible Rollover Distribution for a non-spouse Beneficiary, an Eligible Retirement Plan shall only be an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b) or, effective January 1, 2008, a Roth IRA described in Code Section 408A (to the extent permitted under such Code Section), to which the distribution is directly transferred from the Plan.
(c)    “Distributee” means an Employee, former Employee, surviving spouse of an Employee or former Employee, non-spouse beneficiary, or former spouse of an Employee or former Employee who is the Alternate Payee of a Qualified Domestic Relations Order.
(d)    “Direct Rollover” means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.
8.14.    Distributions of Rollovers. Notwithstanding the above, a Participant may withdraw his Rollover Contributions under Section 5.15 at any time, by request to the Committee in the manner the Committee determines.
8.15.    Protected Benefits. In the event that the Plan receives a Rollover Contribution under Section 5.15 and that Rollover Contribution contains an accrued benefit described in Treasury Regulation Section 1.411(d)-4, including, but not limited to any optional form of benefit provided by the transferee plan that may not (except in accordance with those regulations) be reduced, eliminated or made subject to the Company’s discretion (“Protected Benefit”), the Committee shall administer that Rollover Contribution in accordance with this Section. Such Rollover Contribution shall be allocated to the Participant’s Rollover Account and shall be segregated from all other Accounts of the Participant. The Committee and the Trustee shall preserve the Protected Benefit for the segregated Rollover Account in accordance with applicable Treasury Regulations.
8.16.    In-Service Withdrawals. Participants who participated in the Chicago Title & Trust Plan on December 31, 2000 may withdraw amounts allocated to his Company Contributions Account designated as “Prior CTT” and amounts allocated to his Matching Contributions Account after five years of participation once in any period of 12 consecutive months. Any such withdrawal shall be in increments of at least $500. There are no limits or restrictions on the Participant’s after-tax and rollover balance.
8.17.    Missing Participants.
(a)    In the event the Plan Administrator is unable to distribute a Participant’s Vested Interest in his Account because the identity or whereabouts of the Participant cannot be ascertained, the Plan Administrator will conduct a reasonable and diligent search, using one or more of the search methods described in paragraph (d) below; provided, however, in the event a missing Participant’s Vested Interest in his Account is less than $100, such amount shall be immediately forfeited, subject to paragraph (c) below.

(b)    If a missing Participant remains un-located after six (6) months following the date the Plan Administrator first attempts to locate the missing Participant using any of the search methods described below, the Plan Administrator may forfeit the missing Participant’s Account, unless forfeiture is contrary to applicable law. If the Plan Administrator forfeits the missing Participant’s Account, the forfeiture will occur at the end of the six-month period described above and the Plan Administrator will allocate the forfeiture in accordance with Section 6.4.
(c)    If a missing Participant whose Account was forfeited thereafter at any time but before the Plan has been terminated makes a claim for his/her forfeited Account, the Plan Administrator will restore the forfeited Account to the same dollar amount as the amount forfeited, unadjusted for net income gains or losses occurring subsequent to the forfeiture. The Plan Administrator will make the restoration in the Plan Year in which the missing Participant makes the claim, first from the amount, if any, of Forfeitures the Plan Administrator would otherwise allocate for the Plan Year, and then from the amount or additional amount the Company contributes to the Plan for the Plan Year. The Plan Administrator will distribute the restored Account to the missing Participant not later than sixty (60) days following the close of the Plan Year in which the Plan Administrator restored the forfeited Account.
(d)    Permissible search methods include one or more of the following methods: (i) provide a distribution notice to the missing Participant at the Participant’s last known address by certified or registered mail; (ii) check with other employee benefit plans of the Company that may have more up-to-date information regarding the Participant’s whereabouts; (iii) identify and contact the Participant’s designated Beneficiary; or (iv) use a commercial locator service, credit reporting agencies, the internet or other general search method. With respect to the search methods (ii) and (iii) above, if the Plan Administrator encounters privacy concerns, the Plan Administrator may request that the Company or other Plan fiduciary (under (ii)), or the designated Beneficiary (under (iii)), contact the Participant or forward a letter requesting that the Participant contact the Plan Administrator.
8.18.    Qualified Military Service. Notwithstanding any provision herein to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code.
(a)    In the case of a Participant who dies while performing qualified military service (as defined in Code Section 414(u)), the Beneficiary of the Participant shall be entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed employment with the Company and then incurred a Severance on account of death.
(b)    Effective January 1, 2009, notwithstanding Section 2.17(f), a Participant performing service in the uniformed services (as defined in chapter 43 of title 38 of the U.S. Code) while on active duty for more than 30 days shall be treated as having incurred a Severance for purposes of receiving distributions from the Plan. If any such Participant elects to receive a distribution from the Plan that includes Deferrals, the Participant may not make any Deferrals during the six-month period beginning on the date of such distribution.
8.19.    In Plan Roth Rollover. A Participant may elect to roll over a distribution directly to an In Plan Roth Rollover Contribution Account in accordance with the provisions of the Plan and this Amendment. In Plan Roth Rollover Contributions will be subject to the Plan’s rules related to designated Roth accounts.
(a)    Eligibility. Only Participant’s who are Employees may make an In-Plan Roth Rollover Contribution. A Participant must be eligible for a distribution under the Plan in order to roll over a distribution to an In Plan Roth Rollover Contribution Account in accordance with this Section. A Participant may not make an In Plan Roth Rollover Contribution with regard to an amount which is not an eligible rollover distribution.
(b)    Form of Rollover. The Committee may permit an In-Plan Roth Rollover Contribution either by converting to cash any non-cash investments prior to rolling over the Participant’s distribution election amount to the In-Plan Roth Rollover Contribution Account, or by rolling over the Participant’s current investments to the In-Plan Roth Rollover Contribution Account. A plan loan so transferred in a direct rollover (if such transfer is permitted) without changing the repayment schedule is not treated as a new loan.
(c)    Source of In-Plan Roth Rollover Contribution. The Plan permits a direct rollover from all Accounts of a Participant.
(d)    Amount of In-Plan Roth Rollover Contribution. A Participant may take an in-service distribution, as permitted under this Section, only for purposes of electing a direct rollover to an In-Plan Roth Rollover Contribution Account. A portion of the amount that is eligible to be rolled over to an In-Plan Roth Rollover Contribution Account may be distributed solely for the purpose of federal or state income tax withholding for the Participant’s anticipated tax obligations regarding the amount includible in the Participant’s gross income by reason of the In-Plan Roth Rollover Contribution (and the amount withheld for income taxes). The Plan Administrator may limit the amount of the 100% withholding distribution to the amount the Plan Administrator reasonably determines is sufficient to satisfy the Participant’s federal and/or state income tax liability relating to the Plan distribution.

(e)    No Rollover or Distribution Treatment. Notwithstanding any other Plan provision, a direct In-Plan Roth Rollover Contribution is not a Rollover Contribution for purposes of the Plan. Accordingly, the Plan will take into account the amounts attributable to an In-Plan Roth Rollover Contribution in determining whether a Participant’s Vested Interest exceeds $5,000 for purposes of Code Section 411(a)(11). Furthermore, an In-Plan Roth Rollover Contribution is not a distribution for purposes of the withholding rules of Code Sections 401(a)(11) (relating to spousal consent) and 3405(c) (relating to mandatory income tax withholding).
(f)    Withdrawal of In-Plan Roth Rollover Contributions. A Participant may withdraw amounts from the Participant’s In-Plan Roth Rollover Contribution Account only when the Participant is eligible for a distribution from the Plan Account that is the source of the In-Plan Roth Rollover Contribution. This Amendment does not expand (except, if elected, for distributions for withholding) or eliminate any distribution rights on amounts that a Participant elects to treat as In-Plan Roth Rollover Contributions.
(g)    Participant Includes Spousal Beneficiary/Alternate Payee. For purposes of eligibility for an In-Plan Roth Rollover Contribution, the Plan will treat a Participant’s surviving Spouse beneficiary or alternate payee spouse or former spouse as a Participant (unless the right to elect an In-Plan Roth Rollover Contribution is limited to Employees). A non-spouse beneficiary may not make an In-Plan Roth Rollover Contribution.
(h)    Distribution from Partially Vested Account. Distributions (i.e., the source of the In-Plan Roth Rollover Contribution amounts) are permitted only from a Participant’s Vested Interest allocated to a qualifying source. If a distribution is made to a Participant who has not severed employment and is not fully vested in his or her Account from which the rollover is to be made, and such Participant is able to continue to increase his vested percentage in such Account, then at any relevant time the Participant’s Vested Interest in his or her Account shall be equal to an amount (‘X’) determined by the formula:
X equals P (AB plus D) D
For purposes of applying the formula: P is the vested percentage at the relevant time, AB is the Account balance at the relevant time, D is the amount of distribution, and the relevant time is the time at which, under the Plan, the vested percentage in the account cannot increase.
8.20.    In-Plan Roth Conversion. Effective as of May 19, 2014, a Participant may elect to transfer amounts to an In-Plan Roth Conversion Account as provided herein. In-Plan Roth Conversions will be subject to the Plan’s rules related to designated Roth accounts. Furthermore, the Participant shall be vested in the portion of his or her Account attributable to the In-Plan Roth Conversion.
(a)    Form of Conversion. The Plan will transfer investments to the Participant’s In-Plan Roth Conversion Account in accordance with the Plan’s terms and procedures governing Plan investments. A Participant loan that is transferred to a Participant’s In-Plan Roth Conversion Account (if such transfer is permitted) without changing the repayment schedule is not treated as a new loan.
(b)    Treatment of In-Plan Roth Conversions
(i)    No Distribution Treatment. An In-Plan Roth Conversion is not a Plan distribution. Accordingly, the spousal consent rules of Code Section 401(a)(11) do not apply due to the transfer and the Plan may not withhold or distribute any amounts for income tax withholding, unless a distribution of other amounts is permitted pursuant to the terms of the Plan.
(ii)    Withdrawal of In-Plan Roth Conversions. A Participant may withdraw amounts from the Participant’s In-Plan Roth Conversion Account only when the Participant is eligible for a distribution from the Plan Account that is the source of the In-Plan Roth Conversion. This does not expand or eliminate any distribution rights or restrictions on amounts that a Participant elects to treat as an In-Plan Roth Conversion.
(c)    Definitions and Other Rules
(i)    In-Plan Roth Conversion. An In-Plan Roth Conversion means an amount that a Participant elects to transfer from an Account, other than a designated Roth Account, into an In-Plan Roth Conversion Account, in accordance with Code Section 402(c)(4)(E) and this Section. An In-Plan Roth Conversion may only be made with respect to amounts that are not distributable under the terms of the Plan.
(ii)    In-Plan Roth Conversion Account. An In-Plan Roth Conversion Account is a sub-account that the Plan Administrator establishes for the purpose of separately accounting for a Participant’s transfers attributable to a Participant’s In-Plan Roth Conversions. The Plan Administrator has authority to establish such a sub-account, and to the extent necessary, may establish sub-accounts based on the source of the In-Plan Roth Conversion. The Plan Administrator will administer an In-Plan Roth Conversion Account as provided by Internal Revenue Service guidance and the Plan provisions, including the provisions of this Section.

(iii)    Participant Includes Certain Alternate Payees. For purposes of eligibility for an In-Plan Roth Conversion, the Plan will treat a Participant’s alternate payee spouse or former spouse who is not an Employee as a Participant (unless the right to elect an In-Plan Roth Conversion is limited to Employees).
(iv)    Distribution From Vested Account. Transfers (i.e., the source of the In-Plan Roth Conversion amounts) are permitted from amounts allocated to a Participant’s Company Contributions Account, Matching Contributions Account, Deferrals Account, Rollover Account; provided, however that transfers from a Participant’s Company Contributions Account and/or Matching Contributions Account are only permitted if such Participant is vested in such accounts in accordance with Article VII.
ARTICLE IX
TOP-HEAVY PLAN RULES
9.1.    Applicability. Notwithstanding any provision in this Plan to the contrary, the provisions of this Article shall apply in the case of any Plan Year in which the Plan is determined to be a Top-Heavy Plan.
9.2.    Special Valuation Rules.
(a)    For purposes of determining the present value of the cumulative accrued benefit of any Employee, or the amount of the account balance of any Employee, such present value or amount shall be increased by the aggregate distributions made with respect to the Employee under the Plan during the one (1) year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan that, if it had not been terminated, would have been required to be included in the Aggregation Group that includes the Plan. In the case of any distribution made for a reason other than severance from employment, death or Disability, the term “five (5) year period” shall be substituted for the term “one (1) year period” in this paragraph (a).
(b)    Any rollover contribution (or similar transfer) initiated by the Employee and made after December 31, 1983, to a plan shall not be taken into account with respect to the transferee plan for purposes of determining whether the plan is a Top-Heavy Plan (or whether any Aggregation Group which includes the plan is a Top-Heavy Group).
(c)    If any individual is a Non-Key Employee with respect to any plan for any plan year, but the individual was a Key Employee with respect to the plan for any prior plan year, or has not performed any services for the Company or an Affiliated Company at any time during the one (1) year period ending on the Determination Date, any accrued benefit for such individual (and the account balance of such individual) shall not be taken into account for purposes of determining whether or not the plan is a Top-Heavy Plan.
9.3.    Minimum Contributions. For any Plan Year in which the Plan is Top-Heavy, the minimum contribution that must be provided for that year shall be determined in accordance with the rules of this Section 9.3.
(a)    Except as provided below, the minimum contribution for each Participant who is a Non-Key Employee and employed on the last day of the Plan Year shall be not less than three percent (3%) of his 415 Compensation, regardless of whether the Participant elected to make Deferrals for the Plan Year, the number of Hours of Service he completed during that Plan Year or his level of compensation.
(b)    The minimum contribution required under paragraph (a) above shall be reduced by the Company contributions and forfeitures allocated to the Participant, in any other defined contribution plan included in the Aggregation Group that includes the Plan.
(c)    Subject to the following rules of this paragraph (c), the percentage set forth in paragraph (a) above shall not be required to exceed the percentage at which contributions (including any Deferrals) are made (or are required to be made) under the Plan for the year for the Key Employee for whom the percentage is the highest for the year.
(i)    For purposes of this paragraph, all defined contribution plans required to be included in an Aggregation Group shall be treated as one plan.
(ii)    The rules of this paragraph shall not apply to any plan required to be included in an Aggregation Group if the plan enables a defined benefit plan to meet the requirements of Code Sections 401(a)(4) or 410.
(d)    The requirements of this Section must be satisfied without taking into account contributions under Chapters 2 or 21 of the Code, Title II of the Social Security Act or any other Federal or State law.
(e)    In the event a Participant is covered by both a defined contribution and a defined benefit plan maintained by the Company, both of which are determined to be Top-Heavy, five percent (5%) shall be substituted for three percent (3%) in paragraph (a) above in determining the minimum contribution.

9.4.    Non-Eligible Employees. The rules of Section 9.3 shall not apply to any Employee included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and one or more employers, if there is evidence that retirement benefits were the subject of good faith bargaining between the Employee representatives and the Company or whose employment was terminated before the Plan became Top-Heavy.
ARTICLE X
OPERATION AND ADMINISTRATION OF THE PLAN
10.1.    Named Fiduciaries. The provisions of this Section shall determine the various parties who are “Named Fiduciaries” (within the meaning of Section 402(a) of ERISA) of the Plan and their respective responsibilities. The Board shall be the Named Fiduciary with respect to appointing or removing the Trustee, an “Investment Manager” (within the meaning of Section 3(38) of ERISA) and the members of the Committee.
The Trustee shall be the Named Fiduciary, but only in its capacity as a non-discretionary trustee directed by an Investment Manager, the Committee or Participants. The Trustee shall have no discretionary authority over the management and investment of the assets of the Plan.
The Committee shall be the Named Fiduciary with respect to all of the administrative matters relating to the Plan, except to the extent the management and investment of the assets of the Plan is the responsibility of the Trustee, an Investment Manager or the Participants. The Committee shall also serve as the Plan Administrator.
10.2.    Composition of Committee.
(a)    The members of the Committee (who need not be Participants or Employees) shall be appointed by the Board and shall hold office until termination of such status in accordance with the provisions of this Article.
(b)    Any member of the Committee may resign at any time by giving written notice to the other members and to the Board, effective as therein stated. The Board may remove any member of the Committee at any time. In the case of a Committee member who is also an Employee of the Company, his status as a Committee member shall terminate as of the effective date of his Severance, except as otherwise provided by resolutions of the Board.
(c)    Upon the death, resignation, or removal of any Committee member, the Board may appoint a successor. The Company in writing shall give notice of appointment of a successor member to the Trustee and to the other members of the Committee.
10.3.    Committee Powers. The Committee shall have such duties and powers as may be necessary to supervise the administration of the Plan and control its operations. In addition to any powers and authority conferred on the Committee elsewhere in the Plan or by law, the Committee shall have the following powers and authority:
(a)    To allocate fiduciary responsibilities other than “Trustee Responsibilities” (within the meaning of Section 405(c)(3) of ERISA) among the Named Fiduciaries and to designate one or more persons other than Named Fiduciaries, including Investment Managers, to carry out fiduciary responsibilities (other than Trustee Responsibilities); however, no allocation or delegation under this paragraph shall be effective until the person or persons to whom the fiduciary responsibilities have been allocated or delegated agree to assume the fiduciary responsibilities;
(b)    To designate agents to carry out responsibilities relating to the Plan, other than fiduciary responsibilities;
(c)    To employ such legal, actuarial, medical, accounting, clerical and other assistance as it may deem appropriate in carrying out the provisions of this Plan, including one or more persons to render advice with regard to any responsibility any Committee member or any other fiduciary may have under the Plan;
(d)    To establish rules and procedures from time to time for the conduct of the Committee’s business and the administration and effectuation of this Plan;
(e)    To administer, interpret, construe and apply this Plan and to decide all questions which may arise or which may be raised under this Plan. The decisions of the Committee shall be binding upon all persons, to the maximum extent permitted under ERISA;
(f)    To prescribe procedures to be followed by Participants and Beneficiaries for filing applications for benefits;
(g)    To determine the manner in which the assets of this Plan, or any part thereof, shall be disbursed;
(h)    To direct the Trustee how to invest assets of the Plan;

(i)    To perform or cause to be performed such further acts as it may deem to be necessary, appropriate or convenient in the efficient administration of the Plan; and
(j)    To construe and interpret the Plan and decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder. The Committee shall, subject to the requirements of applicable law, be the sole judge of the standard of proof required in any case and the application and interpretation of this Plan; and decisions of the Committee shall be final and binding on all parties. All questions or controversies of whatsoever character arising in any manner or between any parties or persons in connection with this Plan or its operation, whether as to any claim for benefits as to the construction of the language of this Plan or any rules and regulations adopted by the Committee, or as to any writing, decision, instrument or account in connection with the operation of the Plan or otherwise, shall be submitted to the Committee for its decision. In the event a claim for benefits has been denied, no lawsuit or other action against the Plan, the Plan Administrator or the Committee, either individually or jointly, may be filed until the matter has been submitted for review under the ERISA-mandated review procedures set forth in Article XIII of this Plan. The decision on review shall be binding upon all persons dealing with the Plan or claiming any benefit hereunder, except to the extent that such decision may be determined to be arbitrary or capricious by a court having jurisdiction over such matter.
10.4.    Reporting and Disclosure. The Plan Administrator shall be responsible for the reporting and disclosure of information required to be reported or disclosed pursuant to ERISA or any other applicable law.
10.5.    Multiple Fiduciary Capacities. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.
10.6.    Funding Policy. At periodic intervals, the Committee shall review the long-term and short-term financial needs of the Plan and shall determine a funding policy for the Plan consistent with the objectives of the Plan. In establishing the funding policy, the Committee shall review and take into account the short-term and long-term financial objectives and liquidity requirements of the Plan, determined by reference to the age and tenure characteristics of the Participants, the current and projected market conditions and such other considerations as appear pertinent under the circumstances all with a view toward the realization by the Plan of its maximum investment potential consistent with prudent asset management and the need to pay benefits in accordance with the terms of the Plan, taking into account the ability of Participants to direct the investment of the amounts in their Accounts.
10.7.    Prohibition Against Certain Actions.
(a)    In administering this Plan, the Committee shall not discriminate in favor of any class of Employees and in particular, it shall not discriminate in favor of Highly Compensated Employees.
(b)    The Committee shall not cause the Plan to engage in any transaction that constitutes a nonexempt prohibited transaction under Code Section 4975(c) or Section 406(a) of ERISA.
(c)    Any member of the Committee who is also a Participant shall not be qualified to act or vote on any matter relating solely to himself.
10.8.    Committee Procedure. A majority of the members of the Committee as constituted at any time shall constitute a quorum, and any action by a majority of the members present at any meeting, or authorized by a majority of the members in writing without a meeting, shall constitute the actions of the Committee. The Committee may designate one or more of its members (the “Designated Members”) as authorized to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee of this action and the name or names of the Designated Members.
10.9.    Indemnification.
(a)    To the extent permitted by law, the Company shall indemnify each member of the Board and of the Committee, and any other Employee of the Company with duties under the Plan, (the “Indemnitee”) to any threatened, pending, or completed action, suit, or proceeding against such Indemnitee, whether civil, criminal, administrative, or investigative, by reason of his or her conduct in the performance of his or her duties under the Plan, against any losses or expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him or her in connection with such action, suit, or proceeding; provided, however, that the Company shall not indemnify the Indemnitee against any losses or expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if the Indemnitee is found to be guilty of a criminal act(s) in a final and unappealable order; and provided, further, that such Indemnitee shall be required to reimburse the Company for any, and all, costs and expenses (including attorneys’ fees) that were previously incurred by the Company in defending such Indemnitee against such criminal act(s).

(b)    Expenses incurred by an Indemnitee in defending or investigating a threatened or pending action, suit, or proceeding shall be paid by the Company in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by, or on behalf of, such Indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized in this Section 10.9.
(c)    The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 10.9 shall not be deemed exclusive of any other rights to which any Indemnitee seeking indemnification or advancement of expenses may be entitled under any other agreement or contract, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such position, it being the intent of the Company that indemnification of the Indemnitee shall be made to the fullest extent permitted by law.
(d)    The Company may purchase and maintain insurance on behalf of any Indemnitee, whether or not the Company would have the power or the obligation to indemnify him or her against such liability under the provisions of this Section 10.9.
(e)    Notwithstanding the above, the Company shall have the right to select counsel and to control the prosecution or defense of the suit.
(f)    Payment of the indemnity, fees, or other expenses shall be made solely from the assets of the Company, and shall not be paid, directly or indirectly, from the assets of the Plan.
10.10.    Compensation of Committee Members. Members of the Committee shall serve without compensation unless the Board shall otherwise determine. However, in no event shall any member of the Committee who receives full-time pay from the Company receive compensation from the Plan for his services as a member of the Committee, except for reimbursement of expenses properly and actually incurred.
10.11.    Plan Expenses. The Committee may direct the Trustee to pay from the Trust any or all reasonable expenses of administering the Plan or Trust. The Committee will determine what constitutes a reasonable expense of administering the Plan or Trust and whether such expenses shall be paid from the Trust. Any such expenses not paid out of the Trust will be paid by the Company.
10.12.    Bonding. Members of the Committee and all other Employees having responsibilities under the Plan shall be bonded to the extent required by Section 412 of ERISA or any other applicable law.
10.13.    Duty of Care. The fiduciaries (as defined in ERISA) of the Plan, including the Trustee, the Committee and any Investment Manager, shall act in accordance with the following standards of care and fiduciary responsibilities imposed under ERISA (to the extent they are applicable).
(a)    Each fiduciary shall discharge his duties with respect to the Plan solely in the interest of the Participants and Beneficiaries, and for the exclusive purposes of providing benefits to Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan. Each fiduciary shall discharge his duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Subject to the exception for “eligible individual account plans” under Section 404(a)(2) of ERISA, each fiduciary shall discharge his duties by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.
(b)    A fiduciary shall be liable for a breach of fiduciary responsibility by another fiduciary if:
(i)    He participates knowingly in, or knowingly undertakes to conceal, an act or omission of the other fiduciary, knowing the act or omission is a breach;
(ii)    By his failure to fulfill his fiduciary responsibilities, he has enabled the other fiduciary to commit a breach; or
(iii)    He has knowledge of a breach by the other Fiduciary, unless he makes reasonable efforts under the circumstances to remedy the breach.
ARTICLE XI
MERGER OF COMPANY, MERGER OF PLAN
11.1.    Effect of Reorganization or Transfer of Assets. In the event of a consolidation, merger, sale, liquidation or other transfer of substantially all of the operating assets of FNF to any other company, the ultimate successor or successors to the business of FNF shall automatically be deemed to have elected to continue this Plan in full force and effect, in the same manner as if the Plan had been adopted by resolution of such company’s board of directors or other governing body.

The presumption set forth in this Section shall not apply if the successor, by resolution of its board of directors or other governing body, elects not to so continue this Plan in effect. In such a case, the Plan shall terminate as of the effective date set forth in such resolution.
11.2.    Plan Merger Restriction. This Plan shall not in whole or in part merge or consolidate with, or transfer its assets or liabilities to any other plan unless each affected Participant in this Plan would receive a benefit immediately after the merger, consolidation or transfer (if the Plan then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).
Provided the requirements set forth in this Section are satisfied, the Committee may direct that the Plan may merge, consolidate with or transfer its assets or liabilities to another tax-qualified retirement plan.
ARTICLE XII
TERMINATION AND DISCONTINUANCE OF CONTRIBUTIONS
12.1.    Plan Termination. FNF may terminate the Plan and the Trust at any time by an instrument in writing executed in the name of FNF by an officer or officers duly authorized to execute such an instrument, and delivered to the Trustee. The rights of all Employees to the balances in their Accounts as of the date of termination of the Plan shall automatically become nonforfeitable and fully vested as of that date.
12.2.    Discontinuance of Contributions. On and after the effective date of a discontinuance of Company Contributions, the rights of all Employees to the balances in their Accounts shall automatically become nonforfeitable and fully vested as of that date.
12.3.    Replacement Plan. The provisions of Sections 12.1 and 12.2 shall not apply in the event that the Plan is replaced by a comparable plan.
12.4.    Partial Termination. In the event of a partial termination of the Plan within the meaning of Code Section 411(d)(3), the balances in the Accounts of all Employees affected by such event shall become nonforfeitable and fully vested as of that date. This Section is intended solely to meet the requirements of Code Section 411 and is not intended to create, nor shall it be construed as creating, any contractual rights whatsoever.
12.5.    Termination of Related Company or Affiliated Company Participation.
(a)    Each Related Company and Affiliated Company may terminate its participation in the Plan by act of its board of directors or other governing body. The Related Company or Affiliated Company shall also have the right to suspend contributions to the Plan from time to time, and such suspension of contributions shall not be deemed to be a termination of the Plan with respect to the Employees of the Related Company or Affiliated Company unless it constitutes a complete discontinuance of Employer contributions to the Plan. In the event of a termination of the Plan only with respect to the Employees of the Related Company or Affiliated Company, the Plan Administrator shall direct that the portion of the Trust Fund attributable to Employees of the Related Company or Affiliated Company be segregated by the Trustee into a separate trust fund.
(b)    The portion of the Trust Fund which is so segregated shall be retained in a separate trust fund and applied in one of the following methods, at the discretion of the Plan Administrator.
(i)    If the Related Company or Affiliated Company shall demonstrate conclusively, within the 180 day period immediately following termination of the Plan with respect to its Employees, that it has established a successor retirement plan and trust for the benefit of its Employees that is qualified under Code Sections 401(a) and 501(a), respectively, then such assets shall be transferred to the successor trustee for that plan and trust.
(ii)    If the Related Company or Affiliated Company shall fail, within the 180 day period immediately following termination of the Plan with respect to its Employees, to establish a successor retirement plan and trust that is qualified under Code Sections 401(a) and 501(a), respectively, then, if permissible under the Code, such assets shall be distributed for the benefit of the Employees of the Related Company or Affiliated Company in accordance with Article VIII of the Plan. At the discretion of the Plan Administrator, the 180 day period may be extended.

ARTICLE XIII
APPLICATION FOR BENEFITS
13.1.    Application for Benefits.
(a)    The Committee may require any person claiming benefits under the Plan (“Claimant”) to submit an application therefor, together with such other documents and information as the Committee may require.
(b)    Within ninety (90) days following receipt of the application and all necessary documents and information, the Committee’s authorized delegate reviewing the claim shall furnish the Claimant with written notice of the decision rendered with respect to the application.
(c)    Should special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the expiration of the initial ninety (90) day period.
(i)    The notice shall indicate the special circumstances requiring an extension of time and the date by which a final decision is expected to be rendered.
(ii)    In no event shall the period of the extension exceed ninety (90) days from the end of the initial ninety (90) day period.
(d)    In the case of a denial of the Claimant’s application, the written notice shall set forth the specific reasons for the denial, references to the Plan provisions upon which the denial is based, a description of any additional information or material necessary for perfection of the application (together with an explanation of why the material or information is necessary) and an explanation of the Plan’s claim review procedure.
13.2.    Appeals.
(a)    In order to appeal the decision rendered with respect to his application for benefits or with respect to the amount of his benefits, the Claimant must follow the appeal procedures set forth in this Section.
(b)    The appeal must be made, in writing:
(i)    In the case where the claim is expressly rejected, within sixty (60) days after the date of notice of the decision with respect to the application, or
(ii)    In the case where the claim has neither been approved nor denied within the applicable period provided in Section 13.1 above, within sixty (60) days after the expiration of the period.
(c)    The Claimant may request that his application be given full and fair review by the Committee. The Claimant may review all pertinent documents and submit issues and comments in writing in connection with the appeal.
(d)    The decision of the Committee shall be made promptly, and not later than sixty (60) days after the Committee’s receipt of a request for review, unless special circumstances require an extension of time for processing. In such a case, a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review.
(e)    The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner designed to be understood by the Claimant, with specific reference to the pertinent Plan provisions upon which the decision is based.
13.3.    Exhaustion of Remedies. No legal action for benefits under the Plan may be brought unless and until the Claimant has exhausted his remedies under this Article.
ARTICLE XIV
LIMITATIONS ON CONTRIBUTIONS
14.1.    General Rule. Notwithstanding anything to the contrary contained in this Plan, the total Annual Additions under this Plan and under any other defined contribution plans maintained by the Company or an Affiliate for any Limitation Year shall not exceed the lesser of:
(i)    $53,000, as adjusted for increases in the cost-of-living under Code Section 415(d); or
(ii)    100% of the Participant’s 415 Compensation; provided, however, that the compensation limit in this Section 14.1(b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or 419A(f)(2)), which is otherwise treated as an Annual Addition.

14.2.    Other Defined Contribution Plan. If the Company or an Affiliated Company is or was contributing to any other defined contribution plan, then the Participant’s Annual Additions in the other plan shall be aggregated with the Participant’s Annual Additions under this Plan for purposes of applying the limitations of this Article. This rule shall apply whether or not the plan has been terminated.
14.3.    Adjustments for Excess Annual Additions. If a Participant’s Annual Additions in any Limitation Year exceed the limits set forth in Section 14.1 (after application of Section 14.2), then such excess Annual Additions should be corrected through the Employee Plans Compliance Resolutions System or such other correction method allowed by statute, regulations or regulatory authorities.
14.4.    Termination. In the event the Plan is terminated on a date other than the last day of the Plan Year, the Limitation Year shall become a short Limitation Year beginning on the first day of the Plan Year immediately prior to the date of termination and ending on the date of termination. In addition, the applicable dollar limitation for Annual Additions set forth in Section 14.1 shall be equal to the applicable dollar limitation for that Limitation Year multiplied by a fraction, the numerator of which is the number of months (including any fractional parts of a month) in the short Limitation Year and the denominator of which is twelve (12)).
ARTICLE XV
RESTRICTION ON ALIENATION
15.1.    General Restrictions Against Alienation. Benefits under the Plan may not be assigned or alienated. The preceding sentence shall not apply with respect to a “Qualified Domestic Relations Order” described below.
15.2.    QDRO Defined. A “Qualified Domestic Relations Order” is a judgment, decree or order (including approval of a property settlement agreement) that:
(a)    Creates or recognizes the existence of an Alternate Payee’s right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant;
(b)    Relates to the provision of child support, alimony payments or marital property rights to a Spouse, child or other dependent of a Participant;
(c)    Is made pursuant to a State domestic relations law (including a community property law); and
(d)    Clearly specifies:
(i)    The name and last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order (if the Plan Administrator does not have reason to know that address independently of the order);
(ii)    The amount or percentage of the Participant’s benefits to be paid to each Alternate Payee, or the manner in which the amount or percentage is to be determined;
(iii)    The number of payments or period to which the order applies; and
(iv)    Each plan to which the order applies.
For purposes of this Section, “Alternate Payee” means any Spouse, former Spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefits payable with respect to the Participant.
15.3.    Impermissible Terms. A domestic relations order is not a Qualified Domestic Relations Order if it requires the Plan to provide any type or form of benefit, or any option not otherwise provided under the Plan, the Plan to provide increased benefits (determined on the basis of actuarial value) or the payment of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under a previous Qualified Domestic Relations Order.
15.4.    Special Rules. A domestic relations order will not be considered to fail to satisfy the requirements of Section 15.3 above with respect to any payment made before a Participant has separated from service solely because the order requires that payment of benefits be made to an Alternate Payee:
(a)    In the case of any payment before a Participant has separated from service, on or after the date on which the Participant attains (or would have attained) Earliest Retirement Age. “Earliest Retirement Age” means the earlier of:
(i)    The date on which the Participant is entitled to a distribution; or

(ii)    The later of the date the Participant attains age fifty or the earliest date on which the Participant could begin receiving benefits if he separated from service.
(b)    As if the Participant had retired on the date on which the payment is to begin under the order (based on the value of the Participant’s Account balances at that time); and
(c)    In any form in which the benefits may be paid under the Plan to the Participant.
(d)    If the participant dies before his Earliest Retirement Age, the Alternate Payee is entitled to benefits only if the Qualified Domestic Relations Order requires survivor benefits to be paid to the Alternate Payee.
15.5.    Procedures. In the case of any domestic relations order received by the Plan, the Plan Administrator shall promptly notify the Participant and any Alternate Payee of the receipt of the order and the Plan’s procedures for determining the qualified status of domestic relations orders. Within a reasonable period after the receipt of the order, the Plan Administrator shall determine whether or not the order is a Qualified Domestic Relations Order and shall notify the Participant and each Alternate Payee of the determination
The Plan Administrator shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under Qualified Domestic Relations Orders. All costs, including reasonable attorney’s fees, of the Plan involved in the determination of the qualified status of domestic relations orders shall be borne by the Account of the Participant.
15.6.    Segregation of Funds. During any period in which the issue of whether a domestic relations order is a Qualified Domestic Relations Order is being determined (by the Plan Administrator, by a court of competent jurisdiction or otherwise), the Plan Administrator shall separately account for the amounts which would have been payable to the Alternate Payee during the period if the order had been determined to be a Qualified Domestic Relations Order.
(a)    If within the eighteen (18) month period beginning with the date on which the first payment would be required to be made under the domestic relations order, the order (or modification thereof) is determined to be a Qualified Domestic Relations Order, the Plan Administrator shall pay the segregated amounts (including any interest thereon) to the person or persons entitled thereto.
(b)    If within the eighteen (18) month period beginning with the date on which the first payment would be required to be made under the domestic relations order, it is determined that the order is not a Qualified Domestic Relations Order, or the issue as to whether the order is a Qualified Domestic Relations Order is not resolved, then the Plan Administrator shall pay the segregated amounts (including any interest thereon) to the person or persons who would have been entitled to the amounts if there had been no order, or restore the amount to the Participant’s Account, whichever is applicable.
(c)    Any determination that an order is a Qualified Domestic Relations Order that is made after the close of the eighteen (18) month period shall be applied prospectively only.
15.7.    Authorized Participant Loans. Notwithstanding any other provision of this Plan, the Committee may prescribe rules authorizing loans from the Plan to Participants. These rules shall be designed to insure that these loans satisfy the requirements below and of Code Sections 4975(d)(1) and 72(p), and any other provision of law that is, or may become applicable.
(a)    The loans must be available to all Participants on a reasonably equivalent basis and must not be made available to Highly Compensated Employees in amounts greater than the amounts made available for other Employees.
(b)    The loan must bear a reasonable rate of interest, but not to exceed the maximum amount permitted under any applicable state usury law.
(c)    The loans must be adequately secured.
(d)    The maximum amount of the loan may not exceed the lesser of:
(i)    $50,000.00 reduced by the excess of (i) the highest outstanding aggregate loan balance of the Participant’s loans outstanding during the immediately prior one (1) year period (ending the day before the date on which the new loan is granted) less (ii) the total of all outstanding loans the day the new loan is granted; or
(ii)    The greater of fifty percent (50%) of the Participant’s Vested Interest in his Account determined as of the Valuation Date immediately preceding the date of the loan, or $10,000.
(e)    The Committee may establish a minimum amount for any single loan under the Plan, not to exceed $1,000. Unless the Committee determines otherwise, a Participant may have only two loans under the Plan outstanding at any one time.

(f)    The Committee shall adopt rules and procedures to provide for obtaining any consents in a manner consistent with ERISA and the Code.
(g)    Unless the Committee determines otherwise, upon the Participant’s Severance, the entire outstanding balance of the loan shall become immediately due and payable (including interest accrued thereon). If the Participant has not repaid the entire amount of the loan at the time his benefit becomes distributable, his benefit shall be reduced by the outstanding balance of the loan at the time his benefit is distributed.
(h)    The loan must state the date upon which the loan must be repaid, which may not exceed five (5) years, except where the proceeds of the loan are used to purchase the principal residence of the Participant, in which case the term of the loan may not exceed ten (10) years. In all cases, however, the loan shall require substantially level amortization payment (no less frequently than quarterly) over the term of the loan, at a reasonable rate of interest, and shall be evidenced by a legally enforceable agreement which complies with the requirements of Code Section 72(p).
(i)    Loan repayments will be suspended under the Plan for periods of unpaid leaves of absence and military leave to the fullest extent permitted by applicable law, including USERRA.
(j)    In connection with the making of any loan to a Participant, the Participant will be required to execute such documents as may be required by the Committee or Trustee (e.g., a consent to have adequate withholdings made from the Participant’s paychecks to fully amortize the loan over its term).
(k)    The Committee may charge the Participant the administrative costs incurred in making the loan.
(l)    A denial of an application for a loan shall be treated the same as a claim for benefits under Article XIII (relating to claims procedure).
(m)    Pursuant to such rules and procedures as may be prescribed by the Committee, the amount of interest that a Participant pays on the loan shall be allocated to his Account.
(n)    In the event of a default in making any payment of principal or interest when due under the note evidencing any loan under this Section 15.7, if such default continues for more than the maximum cure period set forth in Treasury Regulation Section 1.72(p)-1, Q&A 10, the unpaid principal balance of the note shall immediately become due and payable in full. Such unpaid principal, together with any accrued but unpaid interest, shall thereupon be deducted from the Participant’s Accounts, subject to the further provisions of this paragraph (m). The amount so deducted shall be treated as distributed to the Participant and applied by the Participant as a payment of the unpaid interest and principal (in that order) under the note evidencing such loan. In no event shall the Committee apply the Participant’s Accounts to satisfy the Participant’s obligation, whether or not he is in default, unless the amount so applied otherwise could be distributed in accordance with the Plan.
ARTICLE XVI
AMENDMENTS
16.1.    Amendments. The Company may at any time, and from time to time, amend the Plan and the Trust by an instrument in writing executed in the name of the Company by an officer or officers duly authorized to execute the instrument, and delivered to the applicable Trustee. However, except as permitted by law, no amendment shall be made at any time, the effect of which would be:
(a)    To cause any assets of the Trust Fund, at any time prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries, to be used for or diverted to purposes other than providing benefits to the Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan;
(b)    To have any retroactive effect so as to decrease the accrued benefit of any Participant (within the meaning of Code Section 411(d)(6)); or
(c)    To increase or alter the responsibilities or liabilities of a Trustee or an Investment Manager without its written consent.
16.2.    Effect of Amendments. All amendments to the Plan are effective only on the date on which the amendments are adopted, unless a different effective date is expressly provided by resolution of the Board, or unless the amendment shall by its own express terms become effective at another date. Unless and to the extent expressly stated to the contrary in the terms of any amendment, the amendment shall not be construed to enlarge the rights of any Participant whose Severance occurred prior to the effective date of the amendment.

ARTICLE XVII
MISCELLANEOUS MATTERS
17.1.    No Enlargement of Employee Rights. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Employee, or to be consideration for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Employee at any time. No Employee shall have any right to or interest in any assets of the Plan, other than as specifically provided in this Plan.
17.2.    Mailing of Payments. All payments under the Plan shall be delivered in person or mailed to the last address of the Participant (or, in the case of the death of the Participant, to the last address of his Beneficiary). Each Participant shall be responsible for furnishing the Committee with his correct current address and the correct current name and address of his Beneficiary.
17.3.    Notices and Communications.
(a)    All applications, notices, designations, elections and other communications from Participants shall be in writing, on forms prescribed by the Committee and shall be mailed or delivered to the office designated by the Committee, and shall be deemed to have been given when received by the office.
(b)    Each notice, report, remittance, statement and other communication directed to a Participant or Beneficiary shall be in writing and may be delivered in person or by mail. An item shall be deemed to have been delivered and received by the Participant five days after the date when it is deposited in the United States Mail with postage prepaid and addressed to the Participant or Beneficiary at his last address of record with the Committee.
17.4.    Interpretation. Article and Section headings are for convenient reference only and shall not be deemed to be part of the substance of this instrument or in any way to enlarge or limit the contents of any Article or Section. Unless the context clearly indicates otherwise, masculine gender shall include the feminine, the singular shall include the plural, and the plural shall include the singular. The provisions of this Plan shall in all cases be interpreted in a manner that is consistent with this Plan satisfying the applicable requirements of the Code and ERISA.
17.5.    Withholding For Taxes. Any payments from the Plan may be subject to withholding for taxes as may be required by any applicable federal or state law.
17.6.    Counterparts. This Plan document may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purpose without the production of any other counterparts.
17.7.    Participation by Affiliated Companies and Related Companies. Affiliated Companies and Related Companies may only participate in the Plan if they do not already sponsor an unfrozen retirement plan described in Code Sections 401(a) or 403(b).
17.8.    Applicable Law. The terms and provisions of the Plan shall be construed in accordance with the laws of the State of Florida to the extent not superseded by federal law.
17.9.    Successors and Assigns. This Plan and the Trust established hereunder shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.
ARTICLE XVIII
MERGER OF THE LENDER PROCESSING SERVICES, INC. 401(K) PROFIT SHARING PLAN
Effective as of June 12, 2014, the Lender Processing Services, Inc. 401(k) Profit Sharing Plan (the “LPS Plan”) merged with, and into, the Plan. Notwithstanding anything in the Plan to the contrary, the following provisions shall apply to the Participants who formerly participated in the LPS Plan (the “Former LPS Plan Participants”).
18.1.    Assumption of Liabilities. All liabilities with respect to the LPS Plan accounts are assumed by the Plan.
18.2.    Account Balance. Except as required by law, the account balance of each Former LPS Plan Participant shall be determined using the provisions of the LPS Plan, as in effect June 12, 2014, relating to eligibility, vesting, and benefits.

18.3.    Anti-Cutback Provisions. Pursuant to the LPS Plan, the account balance of each Former LPS Plan Participant immediately after the merger shall be equal to, or greater than, the account balance of such Former LPS Plan Participant under the LPS Plan immediately prior to the merger.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer, effective as of the Effective Date indicated herein.

FIDELITY NATIONAL FINANCIAL

By:
Its
Date

Appendix A

ELEMENT NAME	CLASSIFICATION ID
Advance Pay	83
Auto Allowance	83
Auto Allowance 2	83
Awards	84
Bonus Gross Up	84
Company Reimbursement	84
DCOMP Comp Cont	84
DCOMP Distribution	84
DCOMP Payout	83
Deceased Pay Current Year	84
Deceased Pay Previous Year	84
Dental Imputed Income	85
Dividend	84
Double Time Premium	83
Double Time Premium for FLSA Period Adjustment	83
Escrow Gross Up	84
Expense Gross Up	84
GTL Adjustment	85
GTL Imputed Income	85
Health Imputed Income	85
Health Imputed Income Special Inputs	85
Notary	84
PreTax Benefit Refund	84
Salary Continuance	84
Settlements	84
Severance Pay	84
Stock Exercise	85
Stock Match	85
Stock Option Exercise	84
Unvested Restricted Stock	83
Vision Imputed	85